ISDA(R)
                International Swap Dealers Association, Inc.

                              MASTER AGREEMENT

                 dated as of       October 23, 1997
                             ----------------------------

             UBS AG                  and         Banco Itau S.A.          have
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entered and/or anticipate entering into one or more transactions (each a
"Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1.    INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this ("Agreement"), and the parties would not otherwise enter into any Transactions.

2.    OBLIGATIONS

(a)   GENERAL CONDITIONS.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agree ment.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)   NETTING.  If on any date amounts would otherwise be payable:

      (i)   in the same currency; and

      (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)   DEDUCTION OR WITHHOLDING FOR TAX.

      (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue author ity, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:

            (1)  promptly notify the other party ('Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determin ing that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documenta tion reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (1) any action taken by a taxing authority, or brought in a court of competent jurisdic tion, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agree ment) or (11) a Change in Tax Law.

      (ii)  LIABILITY. If:

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2)  X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in
      Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.    REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:

(a)   BASIC REPRESENTATIONS.

      (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

      (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

      (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.    AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii)  any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section I 1, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.    EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:

      (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii)  CREDIT SUPPORT DEFAULT.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment. delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses
            (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer-

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:

      (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an lndemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
      Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) CREDIT EVENT UPON MERGER. If Credit Event Upon Merge is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event"' is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event-of Default.

6.    EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto,
(8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in
Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)   RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

      (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv)  RIGHT TO TERMINATE.  If:

            (1) a transfer under Section 6(b)(ii) or an agreement under
            Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and-provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)   EFFECT OF DESIGNATION.

      (i) If notice designating an Early Termination Date is given under
      Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)   CALCULATIONS.

      (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and
      (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either 'Market Quotation" or "Loss", and a payment method, either the 'First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to
            (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply,an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2)  Two Affected Parties.  If there are two Affected Parties:

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (1) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and
                  (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (11) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.    TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.    CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or
(ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without Limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.    MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)   COUNTERPARTS AND CONFIRMATIONS.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.   OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or Organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.   EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.   NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.   GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re- enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   DEFINITIONS

As used in this Agreement:

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSITIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)   in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1 % per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with
Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial center, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under
Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's bead or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions
(a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early
Termination Date, the sum of:

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date
(a) if resulting from a Termination Event, all Affected Transactions and
(b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.


IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


             UBS AG                                   Banco Itau S.A.
     ---------------------------                ---------------------------
          (Name of Party)                             (Name of Party)



By: /s/ M. Weber                           By: /s/  Fernando Antonio Neves Lima
    ---------------------------               --------------------------------
    Name:                                     Name: Fernando Antonio Neves Lima
    Title:                                    Title:Managing Director
    Date:                                     Date:


By: /s/ illegible
    ---------------------------
    Name:
    Title:
    Date:

                                                                BANCO ITAU S.A.



                AMENDMENT AGREEMENT TO ISDA MASTER AGREEMENT


      In consideration of their continuing to transact in accordance with the terms of the ISDA Master Agreement dated October 23, 1997 as amended from time to time (the "Master Agreement") between Banco Itau S.A. ("BI") and UBS AG ("UBS"), BI and UBS agree to amend the Master Agreement as set out below:

      Part 4(d)(ii) of the Schedule to the Master Agreement is deleted and replaced with:

      "(ii) Party B is a Multibranch Party and may act through its Sao Paulo, Brazil and Grand Cayman, Cayman Islands Offices."

      The effective date of this Amendment Agreement is August 28, 2000.

      This Amendment Agreement is governed by the laws of the State of New
York.


For and on behalf of For and on behalf of UBS AG Banco Itau S.A.


   /s/ Paulo Roberto Soares                   /s/ David Kelly
-------------------------------           -------------------------------------
Name:  Paulo Roberto Soares                Name:  David Kelly
Title: Senior Managing Director            Title: Executive Director
                                                  Legal & External Affairs


   /s/ Fernando Antonio N. Lima             /s/ Daniel J. Bicker, Jr.
--------------------------------          -------------------------------------
Name:  Fernando Antonio N. Lima             Name:  Daniel J. Bicker, Jr.
Title: Managing Director                    Title: Associate Director
                                                   Credit Risk Management

                                  SCHEDULE
                          to the Master Agreement

                        dated as of October 23, 1997

                                  between

UBS AG, a banking                       and       BANCO  ITAU  S.A.,   a  bank
corporation organized under the                   organized  under the laws of
laws of Switzerland                               the  Federative  Republic of
                                                  Brazil ("Republic of Brazil")
      ("Party A")                                           ("Party B")

                                   PART 1
                           TERMINATION PROVISIONS

In this Agreement:

(a)   "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

      Section 5(a)(v),                          NONE

      Section 5(a)(vi),                         NONE

      Section 5(a)(vii),                        NONE

      Section 5(b)(iv),                         NONE

      and in relation to Party B for the purpose of:

      Section 5(a)(v),                MATERIAL AFFILIATES OF PARTY B

      Section 5(a)(vi),               MATERIAL AFFILIATES OF PARTY B

      Section 5(a)(vii),              MATERIAL AFFILIATES OF PARTY B

      Section 5(b)(iv),               MATERIAL AFFILIATES OF PARTY B

(b) "SPECIFIED TRANSACTION". The definition of "Specified Transaction" in
Section 14 is amended by inserting the text, "precious metals transaction," after the text, "foreign exchange transaction" and by adding at the end thereof, "and, if a Global Master Repurchase Agreement is entered into between Party A (including any one of its branch offices) and Party B, any transaction pursuant to such Global Master Repurchase Agreement."

(c) The "CROSS DEFAULT" provisions of Section 5 (a)(vi) will apply to both parties but shall exclude any default that results solely from wire transfer difficulties or an error or omission of an administrative or operational nature (so long as sufficient funds are available to the relevant party on the relevant date), but only if payment is made within three (3) Local Business Days after such transfer difficulties have been corrected or the error or omission has been discovered.

      If such provisions apply:

      "SPECIFIED INDEBTEDNESS" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money or any Derivative Transaction other than any Specified Transaction.

      "THRESHOLD AMOUNT"  means

      (i) with respect to Swiss Bank Corporation, 2% of "Total Capital and Reserves" of Swiss Bank Corporation as shown on the most recent annual audited financial statements of Swiss Bank Corporation and

      (ii) with respect to Banco Itau S.A., or any Specified Entity, the lesser of U.S. Dollars 10mm or 2% of the stockholders' equity (however described) of Banco Itau S.A. or the relevant Specified Entity as shown on the most recent annual audited financial statements of Banco Itau S.A. or the relevant Specified Entity.

(d) THE "CREDIT EVENT UPON MERGER" provisions of Section 5 (b)(iv) will apply to Party A and Party B, amended as follows:

      "'Credit Event Upon Merger' shall mean that a Designated Event (as defined below) occurs with respect to a party, [any Credit Support Provider of the party] or any applicable Specified Entity (any such party or entity, "X"), and such Designated Event does not constitute an event described in
Section 5(a)(viii) but the creditworthiness of X, or, if applicable, the successor, surviving or transferee entity of X, is materially weaker than that of X immediately prior to such event. In any such case the Affected Party shall be the party with respect to which, or with respect to the [Credit Support Provider or] Specified Entity of which, the Designated Event occurred, or, if applicable, the successor, surviving or transferee entity of such party. For purposes hereof, a Designated Event means that, after the date hereof:

      (i) X consolidates, amalgamates with or merges with or into, or transfers all or substantially all its assets to, or receives all or substantially all the assets or obligations of, another entity; or

      (ii) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X."

(e) THE "AUTOMATIC EARLY TERMINATION" provision of Section 6 (a) will apply to Party A or Party B amended by the addition of the following at the end of Section 6 (e)(iii):

"In addition to, and notwithstanding anything to the contrary in the preceding sentence of this Section 6(e)(iii), if an Early Termination Date is deemed to have occurred under Section 6(a) as a result of Automatic Early Termination, the Defaulting Party hereby agrees to indemnify the Non-defaulting Party on demand against all loss or damage that the Non-defaulting Party may sustain or incur in respect of each Transaction, or the hedging of such Transaction, as a result of a movement in interest rates, currency exchange rates or market quotations between the Early Termination Date and the date (the "Determination Date") upon which the Non-defaulting Party first becomes aware that the Early Termination Date has been deemed to have occurred under Section 6(a).

If the Non-Defaulting Party shall determine that it would gain or benefit from the movement in interest rates, currency exchange rates or market quotations between the Early Termination Date and the Determination Date, the amount of such gain or benefit shall be deducted from the amount payable by the Defaulting Party pursuant to Section 6(e)(i)(4).

The determination Date shall be a date not later than the date upon which creditors generally of the Defaulting Party are notified of the occurrence of the Event of Default leading to the deemed Early Termination Date".

(f) "PAYMENTS ON EARLY TERMINATION". For the purpose of Section 6 (e) of this Agreement:

      (i)   Loss will apply.

      (ii)  The Second Method will apply.

(g)   "TERMINATION CURRENCY" means United States Dollars.

(h)   "ADDITIONAL TERMINATION EVENT " will not apply.

(i) Section 5(a) of the Agreement is amended by adding the following subsections (ix) - (xiii) thereto:

      (ix) The Republic of Brazil ( in respect of Party B) or Switzerland (in respect of Party A), or any competent governmental or regulatory agency or instrumentality thereof, shall declare a moratorium on the payment of Specified Indebtedness by the party or any Specified Entity thereof;

      (x) any governmental agency having jurisdiction over the party or any of its properties shall take or institute any action or proceeding for its dissolution or disestablishment, or for the disestablishment or suspension of a substantial portion of its operation, and such action or proceeding remains undismissed or unstayed on appeal for a period of 30 days;

      (xi) any government or governmental agency shall have taken any action which materially adversely affects the party's ability to perform any of its obligations hereunder, and such action shall not have been rescinded or modified, and the adverse effects thereof shall not have been eliminated, to the satisfaction of the other party, within 30 days after written notice of such action shall have been given by such other party to the party affected; or

      (xii) the validity or enforceability of this Agreement or any Transaction shall be contested by the party, or the party shall deny generally any liability hereunder, or any change in the laws of the Republic of Brazil ( in respect of Party B) or Switzerland (in respect of Party A) shall occur which purports to render, or may have the effect of rendering, any provision of this Agreement or any Transaction invalid, illegal or unenforceable.

      (xiii) any material adverse change in the present form of government of the Republic of Brazil.


                                   PART 2
                            TAX REPRESENTATIONS

REPRESENTATIONS OF PARTY A AND PARTY B.

(a) PAYER TAX REPRESENTATION. For the purpose of Section 3(e), Party A and Party B hereby make the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (A) the accuracy of any representation made by the other party pursuant to Section 3(f); (B) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (C) the satisfaction of the agreement of the other party contained in
     Section 4(d); provided that it shall not be a breach of this representation where reliance is placed on clause (B) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f), Party A makes the representation(s) specified below:

     (A) The following representation will apply with respect to each Transaction effectuated by an Office of Party A not located in the United States of America and the Office of Party B which is located in the United States of America:

          It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

          If such representation applies, then:

          "Specified Treaty" means, with respect to a Transaction, the tax treaty applicable between the United States of America and Switzerland; and

          "Specified Jurisdiction" means the United States of America.

     (B) The following representation will apply with respect to each Transaction effectuated between an Office of Party A and an Office of Party B located in the United States of America in both cases:

          Each payment received or to be received by Party A in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

(c) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f), Party B makes the representation(s) specified below: NONE


                                   PART 3
                       AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a) (i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO
DELIVER DOCUMENT         FORM/DOCUMENT/CERTIFICATE   DATE BY WHICH TO BE
                                                                  DELIVERED

Party A                  Department of the           On or before execution of
                         Treasury Internal Revenue   this Agreement and on an
                         Service Form 4224           annual basis thereafter

Party B                  Department of the           On or before execution of
                         Treasury Internal Revenue   this Agreement
                         Service
                         Form W-8

(b)   Other documents to be delivered are:

PARTY REQUIRED                                                   COVERED BY
TO DELIVER                                     DATE BY WHICH     SECTION 3(D)
DOCUMENT            FORM/DOCUMENT/CERTIFICATE  TO BE DELIVERED   REPRESENTATION

Party A and Party   Signature Authentication   On or before      YES
B                   satisfactory to the        execution of
                    other party hereto         this Agreement

Party B             Powers of Attorney         On or before      YES
                    acceptable to Party A      execution of
                    evidencing the authority   this Agreement
                    of any officers acting
                    on behalf of Party B to
                    submit to foreign
                    jurisdictions

Party B             Certified copy  of the     On or before      YES
                    By-Laws of Party B         execution of
                                               this Agreement

Party B             Certified copy of Board    On or before      YES
                    Resolutions (from the      execution of
                    board of executives or     this Agreement
                    officers) (i) appointing
                    persons authorized to
                    execute this Agreement
                    and to enter into
                    Transactions hereunder
                    and (ii) describing, as
                    fully as possible, the
                    business purposes for
                    which Party B is
                    entering into this
                    Agreement

Party B             A copy of the acceptance   On or before      YES
                    of Party B's Process       execution of
                    Agent specified in Part    this Agreement
                    4 hereof, of its
                    appointment

Party B             Legal Opinion of           On or before      YES
                    Brazilian counsel to       execution of
                    Party B, substantially     this Agreement
                    in the form attached
Party B             hereto as Exhibit A        On or before      YES
                                               execution of
                    Credit Support Document    this Agreement
                    described in Part 4(f)


                                   PART 4
                               MISCELLANEOUS

(a) ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of this Agreement:

      (i) All notices or communications to Party A shall, with respect to a particular Transaction, be sent to the address, telex number, or facsimile number reflected in the Confirmation of that Transaction, and any notice for purposes of Sections 5 or 6 shall be sent to:

      Address:   UBS  AG,  Stamford  Branch,  677  Washington  Blvd.,
      Stamford, CT 06912-0300
      Attention:  Legal Affairs
      Facsimile:  (203) 719-6097

      with a copy to: Swiss Bank Corporation, Legal Services SBC Group, Malzgasse 30,
      4002 Basel, Switzerland, (Fax) 61 288 3299
      (ii) All notices or communications to Party B shall be sent to the address, telex number, or facsimile number reflected below:

      Address:      Banco Itau S.A., Sao Paulo, Rua Boa Vista, 176-11th floor,
                    Corpo 5,
                    Sao Paulo, Brazil
      Attention:    Mesa de Cambio Facsimile: (55 11) 237 2324
      Telephone No: (55 11) 237 4100

(b)  PROCESS AGENT. For the purpose of Section 13 (c) of this Agreement:

     Party A appoints as its Process Agent: UBS AG, Stamford Branch,
     677 Washington Blvd., Stamford, CT 06912-0300, Attention: Legal Affairs

     Party B appoints as its Process Agent: Banco Itau S.A. New York Branch, 540 Madison Ave., 24th Fl New York, N.Y. 10022; Tel: (212) 486-1280; Fax: (212) 888-9342

(c)  OFFICES.

     (i) Section 10(c) is deleted in its entirety and the following is inserted in its place:

          If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may enter into Transactions through any applicable Office listed in the Schedule and, subject to Section 7 and Section 10(a), shall make and receive payments or deliveries with respect to a Transaction only through the Office specified in the relevant Confirmation.

      (ii) The provisions of Section 10(a) will apply to Party A and Party B, it being the understanding of the parties that while obligations entered into by an Office of a party pursuant to this Agreement constitute obligations of the relevant party (and not merely of such Office), each party will, in respect of any Transaction and in the ordinary course of business, send payments and notices to and receive payments and notices from the Office of the other party specified in the Confirmation of such Transaction rather than any other office of such party. A party (the "owed party") may seek payment from the head office of the other party (the "owing party") with respect to this Agreement in the event that an amount payable to the owed party by the owing party pursuant to this Agreement (including any amount payable as a result of the occurrence or designation of an Early Termination Date) has not been paid in full when due.

(d)   MULTIBRANCH PARTY.  For the purpose of Section 10 (c) of this
Agreement:

     (i) Party A is a Multibranch Party and may act through its Basel, Geneva, Hong Kong, London, Lugano, New York, Singapore, Stamford, Stockholm, Tokyo and Zurich Offices.

     (ii) Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: The ISDA Credit Support Annex attached hereto is a Credit Support Document with respect to Party B in accordance with the terms of this Agreement and is incorporated herein by this reference.

(g) CREDIT SUPPORT PROVIDER. Credit Support Provider means: NOT APPLICABLE.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine). With respect to any suit, action or proceedings ("Proceedings") relating to any Transaction or this Agreement, the parties irrevocably (i) agree to bring any Proceedings exclusively in the state or federal courts located in the Borough of Manhattan in the City and State of New York and (ii) each party waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over it.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2 (c) of this Agreement will apply. For purposes of precious metals transactions, Section 2(c) of this Agreement is amended by: (i) adding the words "or deliverable" after the word "payable" in lines 1, 6, 8, 10 and 11; (ii) adding the words "or, in the case of delivery obligations, the same commodity" after "in the same currency" in lines 2 and 10; (iii) adding the words "or delivery" after "payment" in line 4; and (iv) adding the words "or deliver" after "pay" in line 8.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.


                                   PART 5
                              OTHER PROVISIONS

(a) ESCROW. If by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(b) SET-OFF. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including but not limited to any right to set off, counterclaim, or any other right to withhold payment or any right of recourse under any Credit Support Document) under applicable law the Non-defaulting Party or Non-affected Party (in either case, "X") may, without prior notice to any person, set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party or Affected Party (in either case, "Y") to X or any Affiliate of X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y and, for this purpose, may convert one currency into another at a market rate determined by X. If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set-off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained.

(c)   REPRESENTATIONS AND WARRANTIES.

      (i) Section 3(a) is amended by adding the following paragraphs (vi) and (vii):

            "(vi) NO AGENCY. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

            (vii) ELIGIBLE SWAP PARTICIPANT. It is an "eligible swap participant" as that term is defined by the United States Commodity Futures Trading Commission in 17 C.F.R. ss. 35.1(b)(2) and it has entered into this Agreement and it is entering into each Transaction in connection with its line of business (including financial intermediation services) or the financing of its business; and the material terms of this Agreement and such Transaction have been individually tailored and negotiated."

      (ii) Section 3 is further amended by adding the following paragraph (g) as follows:

      "(g) REPRESENTATIONS AND WARRANTIES OF PARTY B. Party B represents and warrants to and for the benefit of Party A as of the date hereof, and shall be deemed to represent and warrant to and for the benefit of Party A as of the date of each Transaction, as follows:

            (i) It has, to the extent necessary, taken all steps and done all things necessary in order to cause this Agreement to comply in all respects with any governmental requirements issued by the Republic of Brazil, or the Central Bank of Brazil or any other regulatory agency as they may pertain to the Transactions contemplated herein;

            (ii) Party B is authorized, or not prevented, as the case may be, pursuant to the regulations or laws of the Republic of Brazil, including, but not limited to, Resolution 2012 of July 20, 1993 and Circular 2348 of June 30, 1993, and any subsequent revisions to such laws, to enter into Transactions contemplated herein;

            (iii) Party B is solely responsible for determining that each Transaction meets the requirements set forth by any Brazilian governmental entity, including, without limitation, the Central Bank of Brazil and Party B further agrees to notify Party A immediately in the event the Central Bank of Brazil or any other Brazilian governmental entity should bring any claim, action (administrative or other) or proceeding against Party B, or threaten to do any of the foregoing, on the grounds that it has not complied with or has otherwise violated or failed to meet the requirements of such governmental entity; and

      (iv) Party B is entering into this Agreement and each Transaction hereunder for the legitimate business purpose of hedging market risks in its line of business."

(d) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

      (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

      (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

     (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(e) WAIVER OF JURY TRIAL. Each party hereby irrevocably waives any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement or any Transaction and acknowledges that this waiver is a material inducement to the other party's entering into this Agreement.

(f) CONSENT TO RECORDING. The parties agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence to any court or in any Proceedings for the purpose of establishing any matters pertinent to the relevant Transaction.

(g) SCOPE OF AGREEMENT. Upon the effectiveness of this Agreement, unless otherwise agreed to in writing by the parties to this Agreement with respect to specific Specified Transactions, all Specified Transactions then outstanding or any future Specified Transactions between Offices of the parties listed in Part 4(d) shall be subject to the terms hereof, with the exception of repurchase transactions and reverse repurchase transactions, and each such Specified Transaction shall be a "Transaction" for purposes of this Agreement.

(h) SEVERANCE. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, such provisions shall be severed from this Agreement to the extent of such invalidity, illegality or unenforceability, unless such severance shall substantially impair the benefits of the remaining portions of this Agreement. This Agreement after such severance shall remain the valid, binding and enforceable obligation of the parties hereto.

(i) NETTING PROVISIONS. If an Early Termination Date occurs, amounts determined in respect of all Terminated Transactions shall be aggregated with and netted against one another in performing the calculations contemplated by Section 6(e). If the calculation of the amount payable pursuant to Section 6(e) in respect of an Early Termination Date would involve the aggregation or netting of amounts determined in respect of Transactions of different types, and under applicable law amounts determined in respect of one or more types of Transactions hereunder may not be aggregated with or netted against amounts determined in respect of one or more other types of Transactions in performing such calculation, then, notwithstanding the foregoing or any other provision of this Agreement, aggregation and netting will be performed within and between types of Transactions to the fullest extent permitted by law in performing such calculation, and the set-off provisions of this Agreement and applicable law shall be applied to the resulting amount or amounts.

(j) PAYMENT INSTRUCTIONS. All payments to be made hereunder in respect of Transactions shall be made in accordance with standing payment instructions provided by the parties (or as otherwise specified in a Confirmation).

(k) FOREIGN CURRENCY RESTRICTIONS. In the event any foreign currency restriction or prohibition is imposed in Brazil or in any other country in which a party intends to make a payment, any and all payments due hereunder by the party subject to such restriction or prohibition shall nevertheless be made in the currency in which it is denominated. The party shall make the payment (i) from a country in which no foreign exchange restrictions or prohibitions have been imposed or (ii) by any other lawful mechanism for the acquisition of the relevant foreign currency in the exchange market. Any and all costs and expenses incurred in effecting such transactions shall be borne by the party incurring them.

(l) PROCESSING AND SAFEKEEPING FEES. In connection with any Transaction entered into hereunder, Party B agrees to pay for any processing or safekeeping fees charged by any clearing organization or custodian (including, without limitation, Euroclear, Cedel or the Bank of Boston) that arise or relate to the Transactions and Party B shall pay the full amount of such fees to Party A within ten (10) Local Business Days of Party B's receipt of a copy of an invoice or documentation reflecting such fees.

(m) AMENDMENT TO EVENTS OF DEFAULT. Section (5)(vii)(2) is amended by (i) inserting the following text after the word "insolvent": "due to, in the case of Party B, its suspension by the appropriate governmental, regulatory or ministerial agency or instrumentality."

(n)   DEFINITIONS.

      (i) The following definition shall appear in Section 14 after the definition of "Defaulting Party":

      "'Derivative Transaction' means:

     (a) any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, precious metals transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, repurchase transaction or any other similar transaction (including any option with respect to any of these transactions); and

     (b)  any combination of these transactions."

     (ii) The following definition shall appear in Section 14 after the definition of "Loss":

      "'Material Affiliates' means all Affiliates that have more than 5% of the total consolidated group assets or account for more than 10% of total consolidated group income, in each case as reflected on the most recent audited consolidated financial statements of the group."

                                   PART 6
         ADDITIONAL TERMS FOR EQUITY AND EQUITY INDEX TRANSACTIONS

                        PHYSICAL DELIVERY OF SHARES


Notwithstanding anything to the contrary in this Agreement or in the Definitions, the following provisions will apply for the purposes of any Transaction which contemplates by its terms the physical delivery of shares, participation certificates or other equity securities ("Shares"):

(a)   DIVIDENDS AND EXPENSES.

The following provision shall be included as Section 2(f):

      "(f) DIVIDENDS AND EXPENSES ON DELIVERY: All dividends on the Shares to be delivered shall be payable to and all costs and expenses incurred in connection with the delivery of Shares (including, without prejudice to Section 2(d), any Tax or Stamp Tax and any interest or penalties payable in connection therewith) shall be payable by the party who would customarily receive such dividend or bear such costs or expenses under a contract for the purchase of the Shares by the deliveree through the clearance system specified in the relevant Confirmation."

(b)   DEFAULT INDEMNITY.

      If prior to the occurrence or effective designation of an Early Termination Date in respect of any Transaction a party defaults in the performance of any obligation under such Transaction required to be settled by delivery, it will indemnify the other party on demand for any costs, losses or expenses (including the costs of borrowing Shares, if applicable) resulting from such default. A certificate signed by the deliveree setting out such costs, losses or expenses in reasonable detail shall be conclusive evidence that they have been incurred.

                                    PART 7
      ADDITIONAL TERMS FOR FX TRANSACTIONS AND CURRENCY OPTIONS

(a) STANDARD TERMS AND CONDITIONS APPLICABLE TO FX TRANSACTIONS AND CURRENCY OPTIONS

      (i) INCORPORATION OF AND AMENDMENTS TO ISDA FX Definitions. The 1992 FX and Currency Option Definitions (the "FX and Currency Option Definitions"), published by the International Swaps and Derivatives Association, Inc., are hereby incorporated by reference with respect to any "Currency Options" and "FX Transactions" as defined by the FX and Currency Option Definitions, except as otherwise specifically provided in the Schedule and in the Confirmation.

      The following amendments are made to the FX and Currency Option Definitions (all Section references are to the FX and Currency Option Definitions):

     (1) Section 2.2 is amended by the addition of the following definitions with respect to Currency Options as paragraphs (u) and (v) thereof:

     "(u) CALL OPTION. 'Call Option' means a Currency Option entitling, but not obligating, the Buyer to purchase from the Seller at the Strike Price a specified quantity of the Call Currency.

     (v) PUT OPTION. 'Put Option' means a Currency Option entitling, but not obligating, the Buyer to sell to the Seller at the Strike Price a specified quantity of the Put Currency."

     (2) Section 2.2(k) is hereby amended by deleting in its entirety the final sentence thereof and adding the following two sentences at the end thereof: "A Currency Option may be exercised in whole or in part. If a Currency Option is exercised in part, the unexercised portion shall not be extinguished thereby but shall remain a Currency Option to the extent of such unexercised portion until the earlier of (i) the expiration of the Currency Option or (ii) an exercise of the Currency Option that leaves no remaining unexercised portion thereof."

     (3) Section 2.4 is hereby amended by adding after the text "Section 2.4(b)" in the first sentence the text "or Section 2.4(c)," and by adding a subsection (c) as follows:

     "(c) POTENTIAL EVENT OF DEFAULT. If an Event of Default or a Potential
          Event of Default has occurred and is continuing and an Early Termination Date has not been designated by the Non-defaulting Party, the Non-defaulting Party may, by written notice, specify that any or all Currency Options being settled while such Event of Default or Potential Event of Default is continuing shall be settled in accordance with Section 2.4(b) and upon such notice becoming effective, the parties shall be deemed to have elected to have the specified Currency Options settle at the In-the-Money Amount unless and until the Event of Default or Potential Event of Default is no longer continuing."

     (4) Section 2 is hereby amended by the addition of the following as a new Section 2.5:

            "Section 2.5      TERMS RELATING TO PAYMENT OF PREMIUM.

            (a) If any Premium is not received on or before the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option as void; or (iii) to give written notice of such non-payment and, if such payment is not received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option, including without limitation interest on such Premium from and including the Premium Payment Date to but excluding the late payment date in the same Currency as such Premium at the then prevailing market rate, and any other losses, costs or expenses incurred by the Seller in connection with such terminated Currency Option, for the loss of its bargain, its cost of funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or relating trading position with respect to such Currency Option."

      (5) Article 3 is hereby amended by adding the following new Sections 3.2 and 3.3:

            "Section 3.2 CURRENCY OBLIGATION. 'Currency Obligation' means any obligation of a party to deliver an amount of currency pursuant to an FX Transaction or an exercised Currency Option, including a netted Currency Obligation, and including any Currency Obligation previously entered into by the parties.

      Section 3.3 SETTLEMENT NETTING OFFICE. 'Settlement Netting Office' means (i) with respect to Party A, New York, London, Singapore and Zurich and (ii) with respect to Party B, [PLEASE ADVISE]. Additional Settlement Netting Offices with respect to a party may be specified by written agreement of the parties, effective on such date as the parties may designate in such written agreement."

      (ii) CONFIRMATIONS. FX Transactions and Currency Options shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Unless either party objects to the terms of an FX Transaction or Currency Option contained in any Confirmation within three (3) Local Business Days of receipt thereof, the terms of such Confirmation shall be deemed correct and accepted absent manifest error, unless a corrected Confirmation is sent by a party within such three (3) day period, in which case the party receiving such corrected Confirmation shall have three (3) Local Business Days after receipt thereof to object to the terms contained in such corrected Confirmation.

(b)   DISCHARGE AND TERMINATION WITH RESPECT TO CURRENCY OPTIONS.

            Unless otherwise agreed, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or a Put Option, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Options; provided that such termination and discharge may only occur in respect of Currency Options:

          (A) each being with respect to the same Put Currency and the same Call Currency;

          (B)  each having the same Expiration Date and Expiration Time;

          (C) each being of the same style, i.e., either both being American Style Options or both being European Style Options;

          (D)  each having the same Strike Price;

          (E) neither of which shall have been exercised by delivery of a Notice of Exercise;

          (F)  which are entered into by the same Offices of the parties;
               and

          (G) which are otherwise identical in terms that are material for the purposes of offset and discharge;

      and, upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Options or, as the case may be, parts thereof so terminated and discharged. Such termination and discharge shall be effective notwithstanding that either party may fail to record such termination and discharge on its books. In the case of a partial termination and discharge (i.e., where the relevant Currency Options are for different amounts of the Currency Pair), the remaining portion of the Currency Option which has not been partially discharged and terminated shall continue to be a Currency Option for all purposes of this Agreement.

      Furthermore, (i) such termination and discharge shall be effective whether or not any written confirmation of such termination and discharge is exchanged; and (ii) the fact that the confirmations of the Currency Options so terminated and discharged do not reflect such termination and discharge shall not be construed to override the termination and discharge provisions of this paragraph (b) with respect to such Currency Options, notwithstanding the provisions of
      Section 1(b) or any other provision of this Agreement.

(c)   NETTING  OF  CURRENCY  OPTION  PREMIUMS.   Section  2(c)  shall
not apply to Currency Options.

      If, on any date, and unless otherwise mutually agreed by the parties, a Premium would otherwise be payable hereunder in the same currency between a pair of Settlement Netting Offices of the parties, then, on such date, each party's obligation to make payment of any such Premium will be automatically satisfied and discharged and, if the aggregate Premium(s) that would otherwise have been payable by such Settlement Netting Office of one party exceeds the aggregate Premium(s) that would otherwise have been payable by such Settlement Netting Office of the other party, replaced by an obligation upon the party by whom the larger aggregate Premium(s) would have been payable to pay the other party the excess of the larger aggregate Premium(s) over the smaller aggregate Premium(s).

(d)   NOVATION NETTING WITH RESPECT TO FX TRANSACTIONS.

      (i) Unless otherwise agreed by the parties hereto, whenever an FX Transaction is entered into between a pair of Offices of the parties which creates a Currency Obligation in the same currency and for the same Value Date as an existing Currency Obligation between such Offices, such Currency Obligations shall automatically and without further action be netted, individually cancelled and simultaneously replaced through novation by a new Currency Obligation determined as follows: (A) if the cancelled Currency Obligations evidenced an undertaking by the same party to deliver the underlying currency, the new Currency Obligation shall equal the aggregate of the cancelled Currency Obligations, and (B) if the cancelled Currency Obligations evidence undertakings by each party to deliver the underlying currency, the amount of the underlying currency to be delivered by each party under the cancelled Currency Obligations shall be compared, and the new Currency Obligation shall equal the amount by which the Currency Obligation of the party having the greater obligation with respect to each currency exceeded the Currency Obligation of the party having the lesser obligation with respect to such currency. Such new Currency Obligation shall be considered a "Currency Obligation" under this Agreement.

      (ii) The novation netting provisions of subsection (i) above shall be effective notwithstanding that either party may fail to record such novation netting on its books. Furthermore, (A) such novation netting shall be effective whether or not any written confirmation of such novation netting is exchanged; and (B) the fact that the confirmations of the FX Transactions subject to such novation netting do not reflect such novation netting shall not be construed to override the novation netting provisions of subsection (i) of paragraph (d) above with respect to such FX Transactions, notwithstanding the provisions of Section 1(b) or any other provision of this Agreement.

(e)   PAYMENT   NETTING   WITH   RESPECT  TO  CURRENCY   OBLIGATIONS.
Section 2(c) shall not apply to Currency Obligations.

      If, on any date, more than one delivery of a particular Currency under Currency Obligations is to be made between a pair of Settlement Netting Offices, then each party shall aggregate the amounts of such Currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the party owing the larger aggregate amount to the other party, and, if the aggregate amounts are equal, no delivery of the Currency shall be made.

(f)   DEFINITIONS.  Section 14 is hereby amended as follows:

The definition of "Terminated Transactions" shall be deemed to include Currency Obligations.

(g)   ESCROW.   Part  5(a)  of  this  Schedule  shall  not  apply  to
Currency Options or FX Transactions.


                                   PART 8
             ADDITIONAL TERMS FOR PRECIOUS METALS TRANSACTIONS

 (a) INCORPORATION OF AND AMENDMENTS TO 1991 ISDA DEFINITIONS AND COMMODITY DEFINITIONS. The 1991 ISDA Definitions (the "Definitions") and the 1993 ISDA Commodity Derivative Definitions (the "Commodity Definitions"), as published by the International Swaps and Derivatives Association, Inc., are hereby incorporated by reference with respect to any "Transactions" in commodities as defined by the Commodity Definitions, except as otherwise specifically provided in this Schedule and in the Confirmation. For purposes of this Agreement, "Transactions" (as defined in the Commodity Definitions) shall be deemed to be "Transactions" as such term is used in this Agreement.

(b) DEFINITIONS. (i) Notwithstanding any other definitions incorporated by reference in the Schedule or as provided in theSchedule ,for purposes of this Part 8, the definitions of the following term are hereby amended or modified as specified below:

          The definition of "Transaction" in Section 1.1 of the Definitions is amended by inserting the phrase "Forward Contract" after the phrase "option transaction" in the fourth line thereof.

      (ii) The Definitions are further modified by the addition of a new Section 7.2(c)(xi):

      "(xi) 'Forward Contract' means any Transaction that is identified in the related Confirmation as a forward contract (or that, based on such Confirmation, is otherwise identifiable as a forward purchase and sale transaction) and provides for the sale by Seller of a specified quantity of precious metal for an agreed purchase price, and the purchase by Buyer of such precious metal for such purchase price, for settlement more than two Local Business Days after the Trade Date of such Transaction."

(c) DELIVERY OF METAL. Unless otherwise specified by the parties delivery of Precious Metals shall be effected by credit of metal to an unallocated account at a member of the London Gold Market, the London Silver Market or loco Zurich, as elected by the party receiving the metal, or to a pool account at a mutually agreed refiner, or such other location as mutually agreed by the parties. If the party making delivery does not receive notice of such election prior to the date of delivery, such party shall effect delivery by credit of metal to an unallocated account at a member of the London bullion market or as otherwise agreed. Unless otherwise agreed, all quantities of precious metal so delivered shall be in troy ounces of gold minimum .995 fine, troy ounce of silver minimum .999 fine, or troy ounces of platinum [or palladium minimum .9995 fine,, as the case may be. Each delivery is subject to customary variations permitted in the commercial bullion trade and the party receiving delivery shall only pay for the quantity of fine troy ounces of metal actually delivered.

(d) MISCELLANEOUS. Subject to this Agreement, for purposes of Precious Metals transactions, all references to "payment", "payments", "pay", "paid" and "payable" are deemed to include references to "delivery", "deliveries", "deliver", "delivered" and "deliverable", respectively.

(e) EXERCISE OF OPTIONS. Unless otherwise agreed by the parties with respect to a Metal Option, the following provision shall apply: Exercise received after 9:30 A.M. New York time on any Local Business Day prior to the Expiration Date shall be deemed to cause an exercise at the opening of business on the following Local Business Day.


                                   PART 9
                ADDITIONAL TERMS FOR FORWARD RATE AGREEMENTS

(a)   DEFINITIONS.   The   following   definitions   shall  apply  in
respect of Forward Rate Agreements ("F.R.A.s"):

"Fixing Date" means the day which is two (2) Local Business Days prior to the Effective Date except for Pounds Sterling for which the Fixing Date and the Effective Date are the same.

"Contract Rate" means the forward rate of interest for the period from and including the Effective Date to but excluding the Maturity Date as agreed between the parties.

(b) SETTLEMENT RATE. Wherever two parties enter into a F.R.A. the Buyer will agree to pay to the Seller on the Effective Date (if the Contract Rate exceeds the Floating Rate Option), and the Seller will agree to pay to the Buyer on the Effective Date (if the Floating Rate Option exceeds the Contract Rate) an amount calculated in accordance with the following formula:

      (i)   when L is higher than R

            (L - R) x D x A
            ===============
            (B x 100) + (L x D)

or    (ii)  when R is higher than L
            (R - L) x D x A
            ===============
            (B x 100) + (L x D)

where L =   Floating  Rate  Option (expressed as a number and not a
            percentage, e.g. 10.11625 and not 10.11625%)

      R =   Contract Rate (expressed as a number and not a percentage)

      D =   Days in Contract Period

      A =   Contract Amount

B =         360 days except where the Contract Currency is Pounds
            Sterling (or any other currency where the contract rate is calculated on 365 days according to the market custom) when 'B' = 365.

In the event that no Floating Rate Option is available for the Contract Period, then it will be the responsibility of both parties to agree to both the basis for establishing an alternative rate and the reference banks to be used for this purpose; and to specify the Effective Date and the Maturity Date at the time of dealing.


                                  PART 10
               ADDITIONAL TERMS FOR BOND OPTION TRANSACTIONS

(a) Incorporation of and Amendments to ISDA Bond Option Definitions. The Bond Option Definitions published by the International Swaps and Derivatives Association, Inc. as of July 26, 1994 (the "Bond Definitions"), as modified below, are hereby incorporated by reference with respect to any Transaction that is a Bond Option Transaction as defined in the Bond Definitions, except as otherwise specifically provided herein or in the relevant Confirmation.

      (i)The Bond Definitions are hereby amended as follows:

            (1) Section 1.1 is amended by (i) adding the word "or" between "government" and "governmental entity", (ii) adding the text, ", other than direct obligations of the United States Government, ('U.S. Treasury Securities')" after the words "governmental entity" and (iii) deleting the text "or publicly or privately owned company".

            (2) Section 1.6 is amended by (i) deleting the text, "(a) in respect of a Seller that is a commercial bank," and (ii) by deleting the text "and (b)" and all text following.

            (3) Section 1.7 is amended by deleting all text following "Seller Business Day".

            (4) Section 1.9 is amended by deleting the text "[a list of bonds to be provided by working group members.]" and by adding the following text in lieu thereof: "`Bonds' means the bond or debt security underlying the relevant Bond Option Transaction as specified in a Confirmation.".

            (5) Section 3.4 is amended by adding the text "if Cash Settlement applies to the Bond Option Transaction," at the beginning of clause (c).

            (6) Section 3.6(f) is amended by adding the text "or the Federal Reserve Bank of New York, as" after "securities exchange."

            (7) Section 4.1(c) is amended by adding the following at the end of the third paragraph: "; provided, however, that the oral Notice of Exercise of the Bond Option Transaction shall be effective notwithstanding any failure to deliver such written confirmation of exercise".

            (8) Section 4.1(f) is amended by adding the text "as specified in the Confirmation" at the end thereof.

            (9) Section 4.1(g) is amended by deleting all text after "last day of the Exercise Period)".

            (10)  Section 4.2 is deleted in its entirety.

            (11) Section 6.1 is amended by adding the following text at the end of the paragraph: "If such account information is not specified in the Confirmation, such account information shall be specified by the parties at the time the Bond Option Transaction is exercised by the Buyer".

            (12) Section 6.2(b) is amended by adding the following text at the end thereof: "In the event a party exercises its right to buy-in Bonds in accordance with the terms of this paragraph, such party shall be entitled to any costs or fees that it incurs in exercising its buy-in rights."

            (13) Section 6.5 is amended by (i) adding the text "(a)" before the word "When" in line 1 thereof, (ii) deleting the text, "is specified to apply" and by adding the word "applies" in lieu thereof, (iii) deleting all of the text in this Section after the word "that" in line 3 thereof and by adding the following text in substitution therefor: "it possesses full legal and beneficial title to the Bonds to be delivered and shall deliver the same free and clear of any lien, claim, encumbrance or security interest of any kind whatsoever."

(b) Other Standard Terms and Conditions Applicable to Bond Option
Transactions/ Amendments to the ISDA Master Agreement. Notwithstanding anything to the contrary in this Agreement or in the Bond Definitions, the following amendments and additional provisions will apply for the purposes of any Transaction that is a Bond Option Transaction.

       (i) This Agreement is hereby amended as set forth below. The following amendments shall apply only with respect to Bond Option Transactions and shall not apply to any other Transaction entered into under this Agreement, except as otherwise specified in the relevant Confirmation.

            (1) Section 2(a)(ii) is amended by deleting the second sentence thereof and substituting the following therefor: "Unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement, where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date on which a Transaction would normally be settled as specified in the Confirmation."

            (2) Section 2(b) is amended by (i) adding the text "or place for receipt of delivery (as the case may be)" in line 1 after "account",
(ii) adding the text "and at least seven Local Business Days prior to the scheduled date for the" in line 2 after "for the payment" and (iii) deleting the word "or" in line 3 thereof.

            (3) Section 2(e) is amended by (i) adding the text "for any costs, losses, or expenses reasonably incurred by the other party in connection with such delivery default (including, but not limited to any costs of funding)", in line 9 after the word "party" and (ii) by deleting the word "if" in the same line.

            (4) Section 4(e) is amended by adding the following proviso at the end thereof: ", except, in the case of any Stamp Tax payable in connection with the delivery of Bonds in relation to a Bond Option Transaction, where payment of such Stamp Tax shall be for the account of the party who would bear such cost in respect of such Bond Option
Transaction in accordance with normal practice on the Exchange".

            (5) Section 5(a)(i) is amended by adding the text "(in the case of delivery, each being a Local Business Day on which a Settlement Disruption Event (as defined in the Bond Definitions) has not occurred)", after the word "Day" in the last line thereof.

                                  ISDA(R)
           International Swaps and Derivatives Association, Inc.

                            CREDIT SUPPORT ANNEX

                           to the Schedule to the

                              Master Agreement

                        dated as of October 23, 1997

                                  between

               UBS AG               and           Banco Itau S.A.
             ("Party A")                            ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:--

PARAGRAPH 1.  INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2.  SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted

   Copyright(C)1994 by International Swaps and Derivatives Association, Inc.




hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

PARAGRAPH 3.  CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the amount by which:

      (i)  the Credit Support Amount

      exceeds

      (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "RETURN AMOUNT" applicable to the Secured Party for any Valuation Date will equal the amount by which:

      (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

      (ii)  the Credit Support Amount.

"CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; PROVIDED, HOWEVER, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4.  CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
              SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

      (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

      (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.


(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)   SUBSTITUTIONS.

      (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

      (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date");provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5.  DISPUTE RESOLUTION

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following
(X) the date that the demand is made under Paragraph 3 in the case of(I) above or (Y) the date of Transfer in the case of(II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

      (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the
      Recalculation Date by:

         (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

         (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

         (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

      (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to
(3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate
Transfer.

PARAGRAPH 6.  HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)   ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

      (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

      (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

      (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

      (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

      (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)   DISTRIBUTIONS AND INTEREST AMOUNT.

      (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

      (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7.  EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

      (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

      (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

      (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8.  CERTAIN RIGHTS AND REMEDIES

(a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

      (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

      (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

      (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

      (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

      (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

      (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

      (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

      (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

         (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted
         Collateral); and

         (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9.  REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

      (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

      (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

      (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

      (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10.  EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11.  MISCELLANEOUS

(a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12.  DEFINITIONS

As used in this Annex:--

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.

"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

      (x)  the amount of that Cash on that day; multiplied by

      (y)  the Interest Rate in effect for that day; divided by

      (z)  360.


"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST RATE" means the rate specified in Paragraph 13.

"LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION TIME" has the meaning specified in Paragraph 13.

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or
(ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or
(ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

      (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

      (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

      (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

      (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"VALUATION AGENT" has the meaning specified in Paragraph 13.

"VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

      (i)  Eligible Collateral or Posted Collateral that is:

         (A)  Cash, the amount thereof and

         (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

      (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

      (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

PARAGRAPH 13.  ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS." The term "OBLIGATIONS" as used in this Annex includes the following additional obligations:

      With respect to Party A:      None

      With respect to Party B:      None

(b)   CREDIT SUPPORT OBLIGATIONS.

      (i)   DELIVERY   AMOUNT,   RETURN  AMOUNT  AND  CREDIT  SUPPORT
AMOUNT.

            (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a), unless otherwise specified here:
                  N/A

            (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b), unless otherwise specified here:
                  N/A

            (C)   "CREDIT    SUPPORT    AMOUNT"   has   the   meaning
                  specified   in   Paragraph   3,  unless   otherwise
                  specified here:   N/A

      (ii) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL" for the party specified:

                                                                        VALUATION
                                                    PARTY A   PARTY B   PERCENTAGE


            (A)     Cash                                 N/A      X        100%

            (B)     negotiable    debt    obligations
                    (other     than     interest-only
                    securities)  issued  by the  U.S.
                    Treasury   Department  having  an
                    original  maturity at issuance of    N/A      X         98%
                    not more than one year

            (C)     negotiable    debt    obligations
                    (other     than     interest-only
                    securities)  issued  by the  U.S.
                    Treasury   Department  having  an
                    original  maturity at issuance of    N/A      X         96%
                    more  than  one year but not more
                    than 5 years

            (D)     negotiable    debt    obligations
                    (other     than     interest-only
                    securities)  issued  by the  U.S.
                    Treasury   Department  having  an    N/A      X         94%
                    original  maturity at issuance of
                    more than 5 years

      (iii)OTHER   ELIGIBLE   SUPPORT.   The  following   items  will
            qualify  as  "OTHER  ELIGIBLE   SUPPORT"  for  the  party
            specified:  None

      (iv)  THRESHOLDS.

            (A)   "INDEPENDENT AMOUNT" means with  respect to Party A:  N/A
                  "INDEPENDENT AMOUNT" means with  respect to Party B:  N/A

            (B)   "THRESHOLD" means with respect to Party A:  N/A
                  "THRESHOLD" means with respect to Party B:  Zero

      (C)"MINIMUM  TRANSFER  AMOUNT"  means with  respect to Party A:  N/A
         "MINIMUM  TRANSFER  AMOUNT"  means with  respect to Party B:  $250,000

(D) ROUNDING. The Delivery Amount and the Return Amount will not be rounded.

(c)   VALUATION AND TIMING.

      (i)   "VALUATION AGENT" means Party A.

      (ii)  "VALUATION DATE"  means each Local Business Day.

      (iii) "VALUATION TIME" means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "NOTIFICATION TIME" means 10:00 a.m., New York time, on a Local Business Day.

      (v) "TRANSFER TIMING" The terms of Paragraph 4(b) are deleted and the following substituted therefor:

      "Subject to Paragraphs 4(a) and 5, and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made by (i) 2:00 p.m. New York time in the case of Government Obligations, and (ii) 5:00 p.m. New York time in the case of cash, on the day such demand is made. If such demand is made after the Notification Time, then the relevant Transfer will be made the next Local Business Day by 2:00 p.m. New York time in the case of Government Obligations and by 5:00 p.m. New York time in the case of cash.

(d)   CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES.

      (i) The following Termination Events will be a "SPECIFIED CONDITION" for Party A: None.

      (ii) The following Termination Events will be a "SPECIFIED CONDITION" for Party B: Illegality, Tax Event, Tax Event Upon Merger and Credit Event Upon Merger.

(e)   SUBSTITUTION.

      (i) SUBSTITUTION DATE. Paragraph 4(d)(ii) is deleted and the following substituted therefor:

      "(ii) subject to Paragraph 4(a), the Secured Party will transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support (the "Substitution Date") so long as Pledgor gives such notice by 2:00 p.m. New York time on the day preceding the Substitution Date. If such demand is made after the Notification Time, then the Substitution Date shall be the second Local Business Day following Secured Party's receipt of such notice. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support, as calculated by the Valuation Agent."

      (ii)CONSENT.  If  specified  here as  applicable,  then Pledgor
            must   obtain  the  Secured   Party's   consent  for  any
            substitution pursuant to Paragraph 4(d):   N/A

(f)   DISPUTE RESOLUTION.

      (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support of the type described in Paragraph 13(b)(ii)(B), (C) or (D) (referred to herein as "Government Obligations") will equal the sum of (A) either (1) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Government Obligations, which market maker shall be selected by the Disputing Party in good faith and in a commercially reasonable manner, or (2) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the day next preceding such date, on which such quotations were available, and (B) accrued interest on such Government Obligations (except to the extent included in the applicable price referred to in clause (A) above).

      (iii) ALTERNATIVE.  The provision of Paragraph 5 will apply.

(g)   HOLDING AND USING POSTED COLLATERAL.

      (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. Party A and any Custodian appointed by Party A will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

      (A)In the event Party A acts as its own custodian, it is not a
                  Defaulting Party and is a commercial bank or trust company organized under the laws of the United States or a political subdivision thereof or a U.S. branch of a bank organized under the laws of Switzerland, having assets of at least $10 billion and a long term debt or deposit rating of at least "A3" from Moody's and
                   "A-" from S&P.

            (B) Any Custodian appointed by Party A must be a commercial bank or trust company organized under the laws of the United States or a political subdivision thereof or a U.S. branch of a bank organized under the laws of Switzerland, having assets of at least $10 billion and a long term debt or deposit rating of at least "A3" from Moody's and "A-" from S&P.

            (C) Posted Collateral may only be held in one or more accounts in the United States and any account established by Party A or its Custodian to hold Posted Collateral shall be established and maintained for the sole purpose of receiving deliveries of and holding Posted Collateral.

            (D) If Party A itself or its Custodian at any time may not hold Posted Collateral consistent with this Paragraph 13(g) or elects not to do so, Party A shall promptly give notice to Party B.

            Initially, the Custodian for Party A is Swiss Bank Corporation, New York Branch.

      (ii)  USE OF POSTED COLLATERAL.     The      provisions      of
            Paragraph 6(c) will apply to Party A and are not applicable to Party B.

(h)   DISTRIBUTIONS AND INTEREST AMOUNT.

      (i) INTEREST RATE. The "INTEREST RATE" will be the rate per annum equal to the overnight Federal Funds Rate for each day cash is held by the Secured Party as reported In Federal Reserve Publication H.15-519.

      (ii)  TRANSFER  OF  INTEREST   AMOUNT.   The  Transfer  of  the
            Interest Amount will be made on the last Local Business Day of each calendar month.

      (iii) ALTERNATIVE  TO  INTEREST   AMOUNT.   The  provisions  of
            Paragraph 6(d)(ii) will apply.

(i) ADDITIONAL REPRESENTATION(S). Party B represents to the other party (which representation(s) will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Posted Collateral) that: NONE

(j)   OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

      (i)   "VALUE"  shall  have no  meaning  with  respect  to Other
            Eligible Support.

      (ii) "TRANSFER" shall have no meaning with respect to Other Eligible Support.

(k)   DEMANDS AND NOTICES.

Any demand, specification or notice under this Annex (each, a "Notice"), other than a Notice pursuant to Paragraph 4(d), may be delivered orally, including by telephone. If such Notice is delivered orally, such oral Notice shall be confirmed promptly in writing (a "Notice Confirmation") by tested telex, facsimile or actual delivery. Failure to provide that Notice Confirmation will not affect the validity of that oral Notice. All Notices shall be delivered to the following addresses:

      with respect to Party A:

      Swiss Bank Corporation, New York Branch
      222 Broadway, New York, New York  10038
      Attention:  Margin Specialist, Collateral Management-222-02-D
      Telephone:  (212) 574-6116     Telecopier:  (212) 574-4955

      with respect to Party B:

      [PLEASE ADVISE]

(l)   ADDRESSES FOR TRANSFERS.

      Unless otherwise specified in writing by the party requesting the Transfer of Collateral, Collateral shall be Transferred as follows:

      (i)   Collateral delivered to Party A, as Secured Party:

      For Posted  Collateral  consisting of  Government  Obligations:
            Bank of New York/SBC CUST, ABA 021000018; ref: Banco Itau S.A., as Pledgor

            For Posted Collateral consisting of cash: Swiss Bank Corporation, ABA 026007993; ref: [SBC ACCOUNT NUMBER FOR PARTY B TO BE PROVIDED] Banco Itau S.A., as Pledgor

      All transfers of funds hereunder shall be in United States dollars and in immediately available funds.

      (ii)  Collateral returned to Party B, as Pledgor:

      For Posted  Collateral  consisting of  Government  Obligations:
            [TO BE PROVIDED]

            For  Posted   Collateral   consisting  of  cash:  [TO  BE
            PROVIDED]

(m)   OTHER PROVISIONS.

AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12,
(a) the term "Secured Party" as used in this Annex means only Party A, (b) the term "Pledgor" as used in this Annex means only Party B, (c) only Party B makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and
(d) only Party B will be required to make Transfers of Eligible Credit Support hereunder.

ROLL-OFF DEFICIENCY. If (i) a payment or delivery due to be made by Party A under any Transaction would result in the creation of, or an increase in, a Delivery Amount if such payment or delivery were made when due (a "Roll-off Deficiency") and (ii) no Event of Default or Potential Event of Default with respect to Party A has occurred and is continuing, then Party A may, in its sole discretion, and with notice to Party B, withhold such payment or delivery until Party B has delivered Eligible Collateral to Party A having a Value sufficient to eliminate the Roll-off Deficiency. Party A shall invest any such deferred payment for the benefit of Party B.

PARAGRAPH 3.  CREDIT SUPPORT OBLIGATIONS

The following text shall be deleted from lines 2 and 3 of Paragraph 3(a):
"if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then".

PARAGRAPH 4.  CONDITIONS  PRECEDENT,  TRANSFER  TIMING,  CALCULATIONS
AND SUBSTITUTIONS

Subparagraph (a) of Paragraph 4 of the Credit Support Annex is hereby amended by deleting clauses (i) and (ii) in their entirety and inserting in lieu thereof the following:

      "(i) no Event of Default or Potential Event of Default has occurred and is continuing with respect to the other party; and

      (ii) no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party."

PARAGRAPH 5.  DISPUTE RESOLUTION

Paragraph 5 of the Credit Support Annex is hereby amended by deleting clause (2) in its entirety and inserting in lieu thereof the following:

      "(2) subject to Paragraph 4(a), the appropriate party will Transfer the Delivery Amount or the Return Amount, as applicable, to the other party not later than (X) the time delivery otherwise would have been due if no dispute had existed in the case of (l) above, or (Y) the close of business on the Local Business Day following the date of Transfer in the case of (II) above,"

PARAGRAPH 7.  EVENT OF DEFAULT

Subparagraph (i) of Paragraph 7 of the Credit Support Annex is hereby amended by deleting the phrase "two Local Business Days" and inserting in lieu thereof the phrase "one Local Business Day."

PARAGRAPH 8.  CERTAIN RIGHTS AND REMEDIES

Subparagraph (a) of Paragraph 8 of the Credit Support Annex is hereby amended by deleting the phrase "or Specified Condition" from the first line.

PARAGRAPH 12.  DEFINITIONS

Paragraph 12 of the Credit Support Annex is hereby amended as follows:

      (i) The definition of "LOCAL BUSINESS DAY" is hereby amended by inserting the following in lieu thereof: "LOCAL BUSINESS DAY means a day on which commercial banks in New York City are open for business (including dealings in foreign exchange and foreign currency deposits)";

      (ii) The definition of "TRANSFER" is hereby amended by deleting clause (iii) in its entirety and inserting in lieu thereof the following: "(iii) in the case of securities that can be paid or delivered by book-entry, the crediting of such securities in the name of the Secured Party or the Pledgor, as applicable, in a book-entry securities account maintained with respect to such securities with the relevant depository institution or other entity specified by the recipient; and "; and

      (iii) The definition of "VALUE" is hereby amended by deleting clause
            (B) of subparagraph (i) in its entirety and inserting in lieu thereof the following: "(B) a security, the Valuation Percentage multiplied by the value of such security based on a valuation as of the close of business on the day one Business Day prior to such Valuation Date on the basis of yield or price quotations of Valuation Agent or in such manner as Valuation Agent in good faith deems appropriate to reflect the fair market value thereof at the close of business on the day one Business Day prior to such Valuation Date."

The following paragraphs are added to the Credit Support Annex:

PARAGRAPH 14.  TAXES

            Notwithstanding anything to the contrary elsewhere in the Agreement, this Annex or any Confirmation, all payments and all Transfers of Eligible Collateral pursuant to this Annex shall be made, and the Value of any Eligible Collateral shall be calculated net of, any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof.

PARAGRAPH 15.  COVENANTS OF THE PLEDGOR

            The Pledgor covenants at all times that:

            (a) It will not, without the prior written consent of the Secured Party, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Posted Collateral.

            (b) It will not create, incur or permit to exist any pledge, lien, claim, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Posted Collateral, or any interest therein, or any proceeds thereof, except for transfers, liens and security interest provided for in this Annex.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


       UBA AG                                BANCO ITAU S.A.

      (PARTY A)                                 (PARTY B)




By:   /s/ M. Weber                  By:   /s/ Fernando Antonio Neves Lima
      ------------------------            ------------------------
Name:                               Name:     Fernando Antonio Neves Lima
Title:                              Title:    Managing Director
Date:                               Date:


By:   /s/ illegible
      ------------------------
Name:
Title:
Date:


                                                            Reference: 1312300

UBS WARBURG LOGO





                                                                UBS Warburg
                                                       100 Liverpool Street
                                                            London EC2M 2HR



UBS WARBURG IS A BUSINESS GROUP OF UBS AG
UBS AG is registered as a branch in England and Wales Branch No. BR004507 (A public company limited by shares, incorporated in Switzerland whose registered offices are at Aeschenvorstadt 1, CH-4051, Basel and Bahnhofstrasse 45, CH-8001 Zurich) Registered Address: 1 Finsbury Avenue London EC2M 2PP Regulated in the UK by the Securities and Futures
Authority. A member of the London Stock Exchange.




                                 TRANCHE 1

Date:                    1 September 2000

To:                      Banco Itau, S.A., Cayman Islands Branch ("Party B")

Attention:               Rodolfo Henrique Fischer
Fax No.:                 55 11 237 2594

From:                    UBS AG, London Branch ("Party A")

Re:                      Share Option Transaction - UBS Ref : 1312300

------------------------------------------------------------------------------


Dear Sirs

The purpose of this communication is to confirm the terms and conditions of put options (each a "Put Transaction") and call options (each a "Call Transaction") entered into between us on the Trade Date specified below (the Put Transactions and the Call Transactions are hereinafter collectively referred to as the "Transactions"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement) (the "1991 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (as amended and supplemented by the 1998 ISDA Euro Definitions) all as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 23, 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Each party hereby agrees to make each payment specified in this Confirmation as being payable by it, not later than the due date in place of the account specified below (or as specified in writing to the other party at the address specified below), in freely transferable funds and in the manner customary for payments in the applicable currency.

CALL TRANSACTION

The following terms relate to the Call Transactions:

Option Type:                 Call

Seller:                      Party A

Buyer:                       Party B

Premium:                     USD00.00% of the Initial Price

Premium Payment Date:        The third Business Day after the Trade Date.

PUT TRANSACTION

The following terms relate to the Put Transactions:

Option Type:                 Put

Seller:                      Party B

Buyer:                       Party A

Premium:                     USD00.00% of the Initial Price.

Premium Payment Date:        The third Business Day after the Trade Date.


The remaining provisions of this Confirmation are applicable to both the Put Transactions and the Call Transactions.

Trade Date:                  29 August 2000 (time of execution available
                             upon request)

Effective Date:              1 September 2000

Option Style:                European

Number of Options:           3,963,292

Option Entitlement:          One Share per Option

Initial Price:               USD8.00

Strike Price:                The Initial Price, as adjusted in accordance
                             with this Confirmation.

Shares: Common stock (Bloomberg code: AOLA) of America Online Latin America, Inc (the "Issuer")

Exchange:                    NASDAQ National Market

Related Exchange:            The principal options exchange (if any) with
                             respect to the Shares

Calculation Agent:           Party A

PROCEDURE FOR EXERCISE

Expiration Time:             16.00 hrs (local time in New York)

Expiration Date:             29 August 2001

Automatic Exercise:          Applicable

Reference Price:             The closing price per Share (without regard to
                             any after-hours trading) on the Expiration
                             Date, as determined by the Calculation Agent


SETTLEMENT TERMS

Physical Settlement:         Applicable; provided, however, that (subject
                             to satisfaction of the "Conditions precedent to Cash Settlement") Party B may elect to cash settle the Transaction by giving notice to Party A of such election on a day (the
                             "Election Date") no earlier than 60 Business
                             Days before, and no later than 45 Business
                             Days before, the Expiration Date.

Settlement Price:            If Physical Settlement is applicable, the
                             Settlement Price shall be the amount
                             determined in accordance with Section
                             2.1(g)(iii) of the Equity Definitions. If Cash
                             Settlement is applicable, the Settlement Price shall be the price determined in accordance with Section 4.4(b)(i) of the Equity
                             Definitions.

Physical Settlement Date:    The Settlement Date shall be the date
                             determined in accordance with Section 6.2 of the Equity Definitions.

Cash Settlement
Payment Date:                If Cash Settlement is applicable, three
                             Currency Business Days after the Valuation
                             Date

Failure to Deliver:          Applicable

VALUATION FOR CASH SETTLEMENT

Valuation Time:              At the close of trading on the Exchange.

Relevant Price:              The last reported sale price on the Exchange
                             as of the Valuation Time.

Averaging Dates:             The Valuation Date and each of the thirty
                             Exchange Business Days preceding the Valuation
                             Date.

Averaging Date
Market Disruption:           Modified Postponement

ADJUSTMENTS

Method of Adjustment:        Calculation Agent Adjustment

Potential Adjustment Event:  Section 9.1(e)(iii) of the Equity Definitions
                             is amended to read as follows:

                             "(iii) any dividend declared by the Issuer"

EXTRAORDINARY EVENTS

Consequences of Merger Events:

(a)    Share-for-Share:      Alternative Obligation, provided that
                             Cancellation and Payment will apply if the New
                             Shares are NOT listed on a national securities exchange or quoted on the NASDAQ Stock Market.

(b)    Share-for-Other:      At Party A's sole discretion, Cancellation and
                             Payment

(c)    Share-for-Combined:   At Party A's sole discretion, Cancellation and
                             Payment

Nationalization or
Insolvency:                  Cancellation and Payment


ACCOUNT DETAILS

Account for payments
to Party B:                  (please advise)

ADDITIONAL TERMS

Structuring Fee:             On each Structuring Fee Payment Date, Party B
                             will pay Party A a Structuring Fee calculated in accordance with the following formula:

                             [omitted and filed separately with the
                              Securites and Exchange Commission]

Structuring Fee Payment
Date: The 29th day of each November, February, May and August, (commencing 29 November 2000) (subject to adjustment in accordance with the Modified Following Business Day Convention).

Early Exercise:              Party B may exercise one or more Call
                             Transactions on or after 29 February 2001 in accordance with this Early Exercise provision:

                             To exercise one or more Call Transactions pursuant to this Early Exercise provision, Party B must give Party A 30 Exchange Business Days prior irrevocable written notice (the "Early Exercise Notice") of Party B's election to exercise early. The notice should specify the early exercise date (the "Early Exercise Date") and the number of Call Transactions to be exercised early (the "Early Exercise Call Transactions"). Following such an election to exercise early, the Early Exercise Date shall be deemed to be the Expiration Date in respect of those Early Exercised Call Transactions and payment and delivery obligations calculated accordingly. In addition, on the Early Exercise Date, Party B must pay Party A an Early Exercise Fee calculated in accordance with the following formula:

                             0.32% x Initial Price x number of Call
                             Transactions exercised on the relevant Early
                             Exercise Date.

                             In addition, in respect of each Early
                             Exercise, a pro-rata structuring fee
                             calculated in accordance with the following formula is also payable by Party B in respect of the number of Call Transactions exercised on the relevant Early Exercise Date

                             [omitted and filed separately with the
                              Securites and Exchange Commission]

                             where

                             'Pro Rata Fraction' equals (the number of days which have elapsed from (but excluding) the Structuring Fee Payment Date immediately preceding the relevant Early Exercise Date to (and including) the relevant Early Exercise
                             Date) / 360

Put and Call Correlation:    The early exercise of one or more Call
                             Transactions automatically terminates a
                             corresponding number of Put Transactions.


Representation on
Physical Settlement:         Upon the exercise of either the Call
                             Transaction or the Put Transaction, for the purposes of Regulation S under the Securities
                             Act of 1933, as amended (the "1933 Act"),
                             Party B represents to Party A that Party B is not a "U.S. Person" as that term is defined in Regulation S under the 1933 Act.

Conditions precedent to,
Cash Settlement:             Party B's right to elect Cash Settlement is
                             subject to satisfaction of the following conditions precedent:

                             1) As of the date Party B seeks to make such election, Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are, and on the Settlement Date will be, eligible for resale pursuant to Rule 144(k) of the 1933 Act; and

                             2) Party B has no reason to believe that the Issuer does not meet the current public information requirements of Rule 144(c) of the 1933 Act. Party B will be deemed to have no reason to so believe by virtue of making an election to cash settle; and

                             3) Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are not subject to any restriction on transfer other than those arising under federal and state securities laws and any legend contained on the certificates evidencing such Shares.

Transfer:                    Neither party may transfer the Transaction, in
                             whole or in part, directly or indirectly, without the prior written consent of the non-transferring party.

Party A Undertaking:         As required by Section 10.1(f)(iii) of the
                             Registration Rights and Stockholders'
                             Agreement dated August 11, 2000 between, among others, the Issuer and Banco Itau, S.A. (the
                             "Registration Rights Agreement"), Party A agrees (A) to comply with the provisions of
                             Section 10.1 of the Registration Rights
                             Agreement and the restrictions contained in the Stock Subscription Agreement (as defined in the Registration Rights Agreement) with respect to all Shares subject to this Transaction, and to inform any transferee of any such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions, (B) to hold all such shares free and clear of all liens, claims and encumbrances of any kind or nature, other than those securing Party B's obligations under this Transaction, (C) not to assign or transfer this Transaction or any of its rights, duties or obligations thereunder other than in compliance with Section
                             10.1(f)(iii)(C) of the Registration Rights
                             Agreement, (D) that the Issuer shall have a right to approve any proposed transferee of Shares or assignee of this Transaction or any of Party A's rights, duties or obligations thereunder, including without limitation any
                             Affiliate (as defined in the Registration
                             Rights Agreement) of Party A, such approval not to be withheld or delayed unreasonably.
                             Party A represents that the Issuer is a third party beneficiary of this Party A Undertaking.

CREDIT SUPPORT

Credit Support Document:     The ISDA Credit Support Annex dated October
                             23, 1997, as amended from time to time,
                             between Party A and Party B (the "Credit
                             Support Annex"), together with the following elections and modifications:

                             Nothing herein shall be construed as creating any obligation on Party B to post collateral in connection with any transaction other than this Transaction. For purposes of this Transaction only, for purposes of Paragraph 13 of the Credit Support Annex: 1. Party B shall deliver to Party A, on the Effective Date, as security for its obligations under this Transaction, an amount of USD cash equal to the Strike Price multiplied by the Number of Options. Party A shall deliver to Party B, on the Effective Date, as security for its obligations under this Transaction, a number of Shares equal to the Number of Options.

                             EXPOSURE: means zero.
                             CREDIT SUPPORT AMOUNT: means the Independent
                             Amount.

                             INDEPENDENT AMOUNT: in respect of Party A means, a number of Shares equal to the Number of Options; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options, PROVIDED THAT, in the event of an Early Exercise by Party B of one or more Call Transactions, the Independent Amount will be amended so that, as of the relevant Early Exercise Date the Independent Amount in respect of Party A will mean, a number of Shares equal the Number of Options outstanding and unexercised as of the Early Exercise Date; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options outstanding and unexercised as of the Early Exercise Date. ELIGIBLE COLLATERAL: in respect of Party A means, Shares; and in respect of Party B means, Cash.
                             CUSTODIAN: Party B appoints UBS AG, Stamford
                             Branch as its Custodian, to hold Posted
                             Collateral for Party B.

                             2. Voting Rights.
                             Unless a Potential Event of Default or Event of Default shall have occurred and be continuing, Party B shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Shares held by or on behalf of Party B as Posted Collateral, and the Custodian shall, upon receiving a written request from Party B accompanied by a certificate of an authorized officer of Party B stating that no Potential Event of Default or Event of Default has occurred and is continuing, deliver to Party B or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Posted Collateral that is registered, or held through a securities intermediary, in the name of the Custodian or its nominee as shall be specified in such request and be in form and substance satisfactory to the Custodian.

                             If a Potential Event of Default or Event of
                             Default shall have occurred and be continuing, Party A shall have the right, to the extent permitted by law, and Party B shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Posted Collateral with the same force and effect as if Party A were the absolute and sole owner thereof.

                             3. Interest Amounts. Paragraph 13(h) is
                             deleted and replaced with,

                             "Interest Amount. No Interest Amount will be paid on Posted Collateral held by Party A."

                             4. The paragraph titled, "Agreement as to Single Secured Party and Pledgor" of Paragraph 13(m) is deleted".

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for that transaction):-

(A) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into that transaction and that such transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanation relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication, (written or oral) with the exception of the Agreement or the Confirmation, received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that transaction.

(B) Assessment And Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of that transaction. Each party is also capable of assuming and assumes, the risks of that transaction.

(C) Status of the Parties. Neither party is acting as a fiduciary or an adviser to the other in respect of that transaction.

         Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile
(+ 44 20 7568 9251) at your earliest convenience.


Yours faithfully,
UBS AG, London Branch


By: /s/ Ben Hunter                  By: /s/ S. Edmonston
    ---------------                     ----------------
Name:   Ben Hunter                  Name:   Sara Edmonston
Title:  Authorized Signatory        Title:  Director

Agreed and accepted with effect as of the date first written above

Banco Itau S.A., Cayman Islands Branch


By: /s/ Rodolfo Henrique Fischer          By: /s/ Fernando Antonio Neves Lima
    ----------------------------              -------------------------------
Name:   Rodolfo Henrique Fischer          Name:   Fernando Antonio Neves Lima
Title:  Executive Director                Title:  Managing Director





                                                             Reference: 1312299



                                                                    UBS Warburg
                                                           100 Liverpool Street
                                                                London EC2M 2HR

UBS WARBURG IS A BUSINESS GROUP OF UBS AG
UBS AG is registered as a branch in England and Wales Branch No. BR004507 (A public company limited by shares, incorporated in Switzerland whose registered offices are at Aeschenvorstadt 1, CH-4051, Basel and Bahnhofstrasse 45, CH-8001 Zurich) Registered Address: 1 Finsbury Avenue London EC2M 2PP Regulated in the UK by the Securities and Futures
Authority. A member of the London Stock Exchange.


                                 TRANCHE 2

Date:                   1 September 2000

To:                     Banco Itau, S.A., Cayman Islands Branch ("Party B")

Attention:              Rodolfo Henrique Fischer
Fax No.:                55 11 237 2594

From:                   UBS AG, London Branch ("Party A")

Re:                     Share Option Transaction - UBS Ref : 1312299

--------------------------------------------------------------------------------


Dear Sirs

The purpose of this communication is to confirm the terms and conditions of put options (each a "Put Transaction") and call options (each a "Call Transaction") entered into between us on the Trade Date specified below (the Put Transactions and the Call Transactions are hereinafter collectively referred to as the "Transactions"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement) (the "1991 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (as amended and supplemented by the 1998 ISDA Euro Definitions) all as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 23, 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Each party hereby agrees to make each payment specified in this Confirmation as being payable by it, not later than the due date in place of the account specified below (or as specified in writing to the other party at the address specified below), in freely transferable funds and in the manner customary for payments in the applicable currency.

CALL TRANSACTION

The following terms relate to the Call Transactions:

Option Type:            Call

Seller:                 Party A

Buyer:                  Party B

Premium:                USD00.00% of the Initial Price

Premium Payment Date:   The third Business Day after the Trade Date.

PUT TRANSACTION

The following terms relate to the Put Transactions:

Option Type:            Put

Seller:                 Party B

Buyer:                  Party A

Premium:                USD00.00% of the Initial Price.

Premium Payment Date:   The third Business Day after the Trade Date.


The remaining provisions of this Confirmation are applicable to both the Put Transactions and the Call Transactions.

Trade Date:             29 August 2000 (time of execution available
                        upon request)

Effective Date:         1 September 2000

Option Style:           European

Number of Options:      9,904,665

Option Entitlement:     One Share per Option

Initial Price:          USD8.00

Strike Price:           The Initial Price, as adjusted in accordance with
                        this Confirmation.

Shares: Common stock (Bloomberg code: AOLA) of America Online Latin America, Inc (the "Issuer")

Exchange:               NASDAQ National Market

Related Exchange:       The principal options exchange (if any) with respect to
                        the Shares

Calculation Agent:      Party A

PROCEDURE FOR EXERCISE

Expiration Time:        16.00 hrs (local time in New York)

Expiration Date:        29 August 2002

Automatic Exercise:     Applicable

Reference Price:        The closing price per Share (without regard
                        to any after-hours trading) on the Expiration Date, as determined by the Calculation Agent

SETTLEMENT TERMS

Physical Settlement:    Applicable; provided, however, that (subject to
                        satisfaction of the "Conditions precedent to Cash
                        Settlement") Party B may elect to cash settle the Transaction by giving notice to Party A of such election on a day (the "Election Date") no earlier than 60 Business Days before, and no later than 45
                        Business Days before, the Expiration Date.

Settlement Price:       If Physical Settlement is applicable, the
                        Settlement Price shall be the amount determined in accordance with Section 2.1(g)(iii) of the Equity
                        Definitions. If Cash Settlement is applicable, the
                        Settlement Price shall be the price determined in accordance with Section 4.4(b)(i) of the Equity
                        Definitions.

Physical Settlement
Date: The Settlement Date shall be the date determined in accordance with Section 6.2 of the Equity Definitions.

Cash Settlement
Payment Date:           If Cash Settlement is applicable, three Currency
                        Business Days after the Valuation Date

Failure to Deliver:     Applicable

VALUATION FOR CASH SETTLEMENT

Valuation Time:         At the close of trading on the Exchange.

Relevant Price:         The last reported sale price on the Exchange
                        as of the Valuation Time.

Averaging Dates:        The Valuation Date and each of the thirty
                        Exchange Business Days preceding the Valuation Date.

Averaging Date
Market Disruption:      Modified Postponement

ADJUSTMENTS

Method of Adjustment:   Calculation Agent Adjustment

Potential Adjustment
Event: Section 9.1(e)(iii) of the Equity Definitions is amended to read as follows:

                        "(iii)     any dividend declared by the Issuer"

EXTRAORDINARY EVENTS

Consequences of Merger Events:

(a) Share-for-Share: Alternative Obligation, provided that Cancellation and Payment will apply if the New Shares are NOT listed on a national securities exchange or quoted on the NASDAQ Stock Market.

(b) Share-for-Other:    At Party A's sole discretion, Cancellation and Payment

(c) Share-for-Combined: At Party A's sole discretion, Cancellation and Payment

Nationalization or
Insolvency:             Cancellation and Payment


ACCOUNT DETAILS

Account for payments
to Party B:             (please advise)

ADDITIONAL TERMS

Structuring Fee:        On each Structuring Fee Payment Date, Party B will pay
                        Party A a Structuring Fee calculated in accordance with the following formula:

                        [omitted and filed separately with the
                         Securities and Exchange Commission]

Structuring Fee         The 29th day of each November, February, May and
Payment Date:           August, (commencing 29 November 2000) (subject to
                        adjustment in accordance with the Modified
                        Following Business Day Convention).

Early Exercise:         Party B may exercise one or more Call Transactions
                        on or after 29 February 2001 in accordance with this Early Exercise provision:

                        To exercise one or more Call Transactions pursuant to this Early Exercise provision, Party B must give Party A 30 Exchange Business Days prior irrevocable written notice (the "Early Exercise Notice") of Party B's election to exercise early. The notice should specify the early exercise date (the "Early Exercise Date") and the number of Call Transactions to be exercised early (the "Early Exercise Call Transactions"). Following such an election to exercise early, the Early Exercise Date shall be deemed to be the Expiration Date in respect of those Early Exercised Call Transactions and payment and delivery obligations calculated accordingly. In addition, on the Early Exercise Date, Party B must pay Party A an Early Exercise Fee calculated in accordance with the following formula:

                        0.32% x Initial Price x number of Call Transactions exercised on the relevant Early Exercise Date.

                        In addition, in respect of each Early Exercise, a pro-rata structuring fee calculated in accordance with the following formula is also payable by Party B in respect of the number of Call Transactions exercised on the relevant Early Exercise Date

                        [omitted and filed separately with the
                         Securities and Exchange Commission]

                        where

                        'Pro Rata Fraction' equals (the number of days which have elapsed from (but excluding) the Structuring Fee Payment Date immediately preceding the relevant Early Exercise Date to (and including) the relevant Early Exercise Date) / 360

Put and Call
Correlation:            The early exercise of one or more Call Transactions
                        automatically terminates a corresponding number of Put Transactions.


Representation on
Physical Settlement:    Upon the exercise of either the Call Transaction or
                        the Put Transaction, for the purposes of Regulation
                        S under the Securities Act of 1933, as amended (the
                        "1933 Act"), Party B represents to Party A that
                        Party B is not a "U.S. Person" as that term is defined in Regulation S under the 1933 Act.

Conditions precedent
to, Cash Settlement:    Party B's right to elect Cash Settlement is subject to
                        satisfaction of the following conditions precedent:

                        1) As of the date Party B seeks to make such election, Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are, and on the Settlement Date will be, eligible for resale pursuant to Rule 144(k) of the 1933 Act; and

                        2) Party B has no reason to believe that the Issuer does not meet the current public information requirements of Rule 144(c) of the 1933 Act. Party B will be deemed to have no reason to so believe by virtue of making an election to cash settle; and

                        3) Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are not subject to any restriction on transfer other than those arising under federal and state securities laws and any legend contained on the certificates evidencing such Shares.

Transfer:               Neither party may transfer the Transaction, in whole
                        or in part, directly or indirectly, without the prior written consent of the non-transferring party.

Party A
Undertaking:            As required  by Section 10.1(f)(iii) of the Registration
                        Rights and Stockholders' Agreement dated August 11, 2000
                        between, among others, the Issuer and Banco Itau, S.A.
                        (the "Registration Rights Agreement"), Party A agrees
                        (A) to comply  with the  provisions  of  Section  10.1
                        of the Registration Rights Agreement and the restrictions contained in the Stock Subscription
                        Agreement (as defined in the Registration Rights
                        Agreement) with respect to all Shares subject to this Transaction, and to inform any transferee of any such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions, (B) to hold all such shares free and clear of all liens, claims and encumbrances of any kind or nature, other than those securing Party B's obligations under this Transaction, (C) not to assign or transfer this Transaction or any of its rights, duties or obligations thereunder other than in compliance with Section 10.1(f)
                        (iii)(C) of the Registration Rights Agreement,
                        (D) that the Issuer shall have a right to approve any proposed transferee of Shares or assignee of this Transaction or any of Party A's rights, duties or obligations thereunder, including without limitation any Affiliate (as defined in the Registration Rights
                        Agreement)of Party A, such approval not to be withheld or delayed unreasonably. Party A represents that the Issuer is a third party beneficiary of this Party A Undertaking.

CREDIT SUPPORT

Credit Support
Document:               The ISDA Credit Support Annex dated October 23,
                        1997, as amended from time to time, between Party A and Party B (the "Credit Support Annex"), together with the following elections and modifications:

                        Nothing herein shall be construed as creating any obligation on Party B to post collateral in connection with any transaction other than this Transaction. For purposes of this Transaction only, for purposes of Paragraph 13 of the Credit Support
                        Annex:
                        1. Party B shall deliver to Party A, on the Effective Date, as security for its obligations under this Transaction, an amount of USD cash equal to the Strike Price multiplied by the Number of Options. Party A shall deliver to Party B, on the Effective Date, as security for its obligations under this Transaction, a number of Shares equal to the Number of Options.

                        EXPOSURE: means zero.
                        CREDIT SUPPORT AMOUNT: means the Independent Amount. INDEPENDENT AMOUNT: in respect of Party A means, a number of Shares equal to the Number of Options; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options, PROVIDED THAT, in the event of an Early Exercise by Party B of one or more Call Transactions, the Independent Amount will be amended so that, as of the relevant Early Exercise Date the Independent Amount in respect of Party A will mean, a number of Shares equal the Number of Options outstanding and unexercised as of the Early Exercise Date; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options outstanding and unexercised as of the Early Exercise Date.
                        ELIGIBLE COLLATERAL: in respect of Party A means, Shares;and in respect of Party B means, Cash.
                        CUSTODIAN: Party B appoints UBS AG, Stamford Branch as its Custodian, to hold Posted Collateral for Party B.

                        2. Voting Rights.
                        Unless a Potential Event of Default or Event of Default shall have occurred and be continuing, Party B shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Shares held by or on behalf of Party B as Posted Collateral, and the Custodian shall, upon receiving a written request from Party B accompanied by a certificate of an authorized officer of Party B stating that no Potential Event of Default or Event of Default has occurred and is continuing, deliver to Party B or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Posted Collateral that is registered, or held through a securities intermediary, in the name of the Custodian or its nominee as shall be specified in such request and be in form and substance satisfactory to the Custodian.

                        If a Potential Event of Default or Event of Default shall have occurred and be continuing, Party A shall have the right, to the extent permitted by law, and Party B shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Posted Collateral with the same force and effect as if Party A were the absolute and sole owner thereof.

                        3. Interest Amounts. Paragraph 13(h) is deleted and replaced with,

                           "Interest Amount. No Interest Amount will be paid on
                        Posted Collateral held by Party A."

                        4. The paragraph titled, "Agreement as to Single Secured Party and Pledgor" of Paragraph 13(m) is deleted".

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for that transaction):-

(A) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into that transaction and that such transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanation relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication, (written or oral) with the exception of the Agreement or the Confirmation, received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that transaction.

(B) Assessment And Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of that transaction. Each party is also capable of assuming and assumes, the risks of that transaction.

(C) Status of the Parties. Neither party is acting as a fiduciary or an adviser to the other in respect of that transaction.

   Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile
(+ 44 20 7568 9251) at your earliest convenience.


Yours faithfully,
UBS AG, London Branch


By: /s/ Ben Hunter                  By: /s/ S. Edmonston
    ---------------                     ----------------
Name:   Ben Hunter                  Name:   Sara Edmonston
Title:  Authorized Signatory        Title:  Director

Agreed and accepted with effect as of the date first written above

Banco Itau S.A., Cayman Islands Branch


By: /s/ Rodolfo Henrique Fischer          By: /s/ Fernando Antonio Neves Lima
    ----------------------------              -------------------------------
Name:   Rodolfo Henrique Fischer          Name:   Fernando Antonio Neves Lima
Title:  Executive Director                Title:  Managing Director


                                                            Reference: 1312298

USB Warburg Logo



                                                                UBS Warburg
                                                       100 Liverpool Street
                                                            London EC2M 2HR


UBS WARBURG IS A BUSINESS GROUP OF UBS AG
UBS AG is registered as a branch in England and Wales Branch No. BR004507 (A public company limited by shares, incorporated in Switzerland whose registered offices are at Aeschenvorstadt 1, CH-4051, Basel and Bahnhofstrasse 45, CH-8001 Zurich) Registered Address: 1 Finsbury Avenue London EC2M 2PP Regulated in the UK by the Securities and Futures
Authority. A member of the London Stock Exchange.




                                 TRANCHE 3

Date:                    1 September 2000

To:                      Banco Itau, S.A., Cayman Islands Branch ("Party B")

Attention:               Rodolfo Henrique Fischer
Fax No.:                 55 11 237 2594

From:                    UBS AG, London Branch ("Party A")

Re:                      Share Option Transaction - UBS Ref : 1312298

------------------------------------------------------------------------------


Dear Sirs

The purpose of this communication is to confirm the terms and conditions of put options (each a "Put Transaction") and call options (each a "Call Transaction") entered into between us on the Trade Date specified below (the Put Transactions and the Call Transactions are hereinafter collectively referred to as the "Transactions"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement) (the "1991 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (as amended and supplemented by the 1998 ISDA Euro Definitions) all as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 23, 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Each party hereby agrees to make each payment specified in this Confirmation as being payable by it, not later than the due date in place of the account specified below (or as specified in writing to the other party at the address specified below), in freely transferable funds and in the manner customary for payments in the applicable currency.

CALL TRANSACTION

The following terms relate to the Call Transactions:

Option Type:                   Call

Seller:                        Party A

Buyer:                         Party B

Premium:                       USD00.00% of the Initial Price

Premium Payment Date:          The third Business Day after the Trade Date.

PUT TRANSACTION

The following terms relate to the Put Transactions:

Option Type:                   Put

Seller:                        Party B

Buyer:                         Party A

Premium:                       USD00.00% of the Initial Price.

Premium Payment Date:          The third Business Day after the Trade Date.


The remaining provisions of this Confirmation are applicable to both the Put Transactions and the Call Transactions.

Trade Date:                    29 August 2000 (time of execution available
                               upon request)

Effective Date:                1 September 2000

Option Style:                  European

Number of Options:             3,963,292

Option Entitlement:            One Share per Option

Initial Price:                 USD8.00

Strike Price:                  The Initial Price, as adjusted in accordance
                               with this Confirmation.

Shares: Common stock (Bloomberg code: AOLA) of America Online Latin America, Inc (the "Issuer")

Exchange:                      NASDAQ National Market

Related Exchange:              The principal options exchange (if any) with
                               respect to the Shares

Calculation Agent:             Party A

PROCEDURE FOR EXERCISE

Expiration Time:               16.00 hrs (local time in New York)

Expiration Date:               29 August 2003

Automatic Exercise:            Applicable

Reference Price:               The closing price per Share (without regard
                               to any after-hours trading) on the
                               Expiration Date, as determined by the
                               Calculation Agent


SETTLEMENT TERMS

Physical Settlement:           Applicable; provided, however, that (subject
                               to satisfaction of the "Conditions precedent to Cash Settlement") Party B may elect to cash settle the Transaction by giving notice to Party A of such election on a day (the
                               "Election Date") no earlier than 60 Business
                               Days before, and no later than 45 Business
                               Days before, the Expiration Date.

Settlement Price:              If Physical Settlement is applicable, the
                               Settlement Price shall be the amount
                               determined in accordance with Section
                               2.1(g)(iii) of the Equity Definitions. If
                               Cash Settlement is applicable, the
                               Settlement Price shall be the price
                               determined in accordance with Section
                               4.4(b)(i) of the Equity Definitions.

Physical Settlement Date:      The Settlement Date shall be the date
                               determined in accordance with Section 6.2 of the Equity Definitions.

Cash Settlement
Payment Date:                  If Cash Settlement is applicable, three
                               Currency Business Days after the Valuation
                               Date

Failure to Deliver:            Applicable

VALUATION FOR CASH SETTLEMENT

Valuation Time:                At the close of trading on the Exchange.

Relevant Price:                The last reported sale price on the Exchange
                               as of the Valuation Time.

Averaging Dates:               The Valuation Date and each of the thirty
                               Exchange Business Days preceding the
                               Valuation Date.

Averaging Date
Market Disruption:             Modified Postponement

ADJUSTMENTS

Method of Adjustment:          Calculation Agent Adjustment

Potential Adjustment Event:    Section 9.1(e)(iii) of the Equity
                               Definitions is amended to read as follows:

                               "(iii) any dividend declared by the Issuer"

EXTRAORDINARY EVENTS

Consequences of Merger Events:

(a)    Share-for-Share:        Alternative Obligation, provided that
                               Cancellation and Payment will apply if the New Shares are NOT listed on a national securities exchange or quoted on the NASDAQ
                               Stock Market.

(b)    Share-for-Other:        At Party A's sole discretion, Cancellation
                               and Payment

(c)    Share-for-Combined:     At Party A's sole discretion, Cancellation
                               and Payment

Nationalization or Insolvency: Cancellation and Payment


ACCOUNT DETAILS

Account for payments to
Party B:                       (please advise)

ADDITIONAL TERMS

Structuring Fee:               On each Structuring Fee Payment Date, Party
                               B will pay Party A a Structuring Fee
                               calculated in accordance with the following formula:

                               [omitted and filed separately with the
                                Securites and Exchange Commission]

Structuring Fee Payment Date:  The 29th day of each November, February, May and August, (commencing 29 November 2000)
                               (subject to adjustment in accordance with the Modified Following Business Day Convention).

Early Exercise:                Party B may exercise one or more Call
                               Transactions on or after 29 February 2001 in accordance with this Early Exercise provision:

                               To exercise one or more Call Transactions pursuant to this Early Exercise provision, Party B must give Party A 30 Exchange Business Days prior irrevocable written notice (the "Early Exercise Notice") of Party B's election to exercise early. The notice should specify the early exercise date (the "Early Exercise Date") and the number of Call Transactions to be exercised early (the "Early Exercise Call Transactions"). Following such an election to exercise early, the Early Exercise Date shall be deemed to be the Expiration Date in respect of those Early Exercised Call Transactions and payment and delivery obligations calculated accordingly. In addition, on the Early Exercise Date, Party B must pay Party A an Early Exercise Fee calculated in accordance with the following formula:

                               0.32% x Initial Price x number of Call
                               Transactions exercised on the relevant Early
                               Exercise Date.

                               In addition, in respect of each Early
                               Exercise, a pro-rata structuring fee
                               calculated in accordance with the following formula is also payable by Party B in respect of the number of Call Transactions exercised on the relevant Early Exercise Date

                               [omitted and filed separately with the
                                Securites and Exchange Commission]

                               where

                               'Pro Rata Fraction' equals (the number of days which have elapsed from (but excluding) the Structuring Fee Payment Date immediately preceding the relevant Early Exercise Date to (and including) the relevant Early Exercise Date) / 360

Put and Call Correlation:      The early exercise of one or more Call
                               Transactions automatically terminates a
                               corresponding number of Put Transactions.


Representation on
Physical Settlement:           Upon the exercise of either the Call
                               Transaction or the Put Transaction, for the purposes of Regulation S under the Securities Act of 1933, as amended (the
                               "1933 Act"), Party B represents to Party A that Party B is not a "U.S. Person" as that term is defined in Regulation S under the 1933 Act.

Conditions precedent to,
Cash Settlement:               Party B's right to elect Cash Settlement is
                               subject to satisfaction of the following conditions precedent:

                               1) As of the date Party B seeks to make such election, Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are, and on the Settlement Date will be, eligible for resale pursuant to Rule 144(k) of the 1933 Act; and

                               2) Party B has no reason to believe that the Issuer does not meet the current public information requirements of Rule 144(c) of the 1933 Act. Party B will be deemed to have no reason to so believe by virtue of making an election to cash settle; and

                               3) Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are not subject to any restriction on transfer other than those arising under federal and state securities laws and any legend contained on the certificates evidencing such Shares.

Transfer:                      Neither party may transfer the Transaction,
                               in whole or in part, directly or indirectly, without the prior written consent of the non-transferring party.

Party A Undertaking:           As required by Section 10.1(f)(iii) of the
                               Registration Rights and Stockholders'
                               Agreement dated August 11, 2000 between, among others, the Issuer and Banco Itau, S.A. (the "Registration Rights Agreement"),
                               Party A agrees (A) to comply with the
                               provisions of Section 10.1 of the
                               Registration Rights Agreement and the
                               restrictions contained in the Stock
                               Subscription Agreement (as defined in the Registration Rights Agreement) with respect to all Shares subject to this Transaction, and to inform any transferee of any such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions, (B) to hold all such shares free and clear of all liens, claims and encumbrances of any kind or nature, other than those securing Party B's obligations under this Transaction, (C) not to assign or transfer this Transaction or any of its rights, duties or obligations thereunder other than in compliance with
                               Section 10.1(f)(iii)(C) of the Registration
                               Rights Agreement, (D) that the Issuer shall have a right to approve any proposed transferee of Shares or assignee of this Transaction or any of Party A's rights, duties or obligations thereunder, including without limitation any Affiliate (as defined in the Registration Rights Agreement) of Party A, such approval not to be withheld or delayed unreasonably. Party A represents that the Issuer is a third party beneficiary of this Party A Undertaking.

CREDIT SUPPORT

Credit Support Document:       The ISDA Credit Support Annex dated October
                               23, 1997, as amended from time to time,
                               between Party A and Party B (the "Credit
                               Support Annex"), together with the following elections and modifications:

                               Nothing herein shall be construed as
                               creating any obligation on Party B to post collateral in connection with any transaction other than this Transaction. For purposes of this Transaction only, for purposes of Paragraph 13 of the Credit Support Annex: 1. Party B shall deliver to Party A, on the Effective Date, as security for its obligations under this Transaction, an amount of USD cash equal to the Strike Price multiplied by the Number of Options. Party A shall deliver to Party B, on the Effective Date, as security for its obligations under this Transaction, a number of Shares equal to the Number of Options.

                               EXPOSURE: means zero.
                               CREDIT SUPPORT AMOUNT: means the Independent
                               Amount.
                               INDEPENDENT AMOUNT: in respect of Party A means, a number of Shares equal to the Number of Options; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options, PROVIDED THAT, in the event of an Early Exercise by Party B of one or more Call Transactions, the Independent Amount will be amended so that, as of the relevant Early Exercise Date the Independent Amount in respect of Party A will mean, a number of Shares equal the Number of Options outstanding and unexercised as of the Early Exercise Date; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options outstanding and unexercised as of the Early Exercise Date.
                               ELIGIBLE COLLATERAL: in respect of Party A means, Shares; and in respect of Party B means, Cash.
                               CUSTODIAN: Party B appoints UBS AG, Stamford
                               Branch as its Custodian, to hold Posted
                               Collateral for Party B.

                               2. Voting Rights.
                               Unless a Potential Event of Default or Event of Default shall have occurred and be continuing, Party B shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Shares held by or on behalf of Party B as Posted Collateral, and the Custodian shall, upon receiving a written request from Party B accompanied by a certificate of an authorized officer of Party B stating that no Potential Event of Default or Event of Default has occurred and is continuing, deliver to Party B or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Posted Collateral that is registered, or held through a securities intermediary, in the name of the Custodian or its nominee as shall be specified in such request and be in form and substance satisfactory to the Custodian.

                               If a Potential Event of Default or Event of
                               Default shall have occurred and be
                               continuing, Party A shall have the right, to the extent permitted by law, and Party B shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Posted Collateral with the same force and effect as if Party A were the absolute and sole owner thereof.

                               3. Interest Amounts. Paragraph 13(h) is
                               deleted and replaced with,

                               "Interest Amount. No Interest Amount will be paid on Posted Collateral held by Party A."

                               4. The paragraph titled, "Agreement as to Single Secured Party and Pledgor" of Paragraph 13(m) is deleted".

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for that transaction):-

(A) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into that transaction and that such transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanation relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication, (written or oral) with the exception of the Agreement or the Confirmation, received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that transaction.

(B) Assessment And Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of that transaction. Each party is also capable of assuming and assumes, the risks of that transaction.

(C) Status of the Parties. Neither party is acting as a fiduciary or an adviser to the other in respect of that transaction.

         Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile
(+ 44 20 7568 9251) at your earliest convenience.


Yours faithfully,
UBS AG, London Branch


By: /s/ Ben Hunter                  By: /s/ S. Edmonston
    ---------------                     ----------------
Name:   Ben Hunter                  Name:   Sara Edmonston
Title:  Authorized Signatory        Title:  Director

Agreed and accepted with effect as of the date first written above

Banco Itau S.A., Cayman Islands Branch


By: /s/ Rodolfo Henrique Fischer          By: /s/ Fernando Antonio Neves Lima
    ----------------------------              -------------------------------
Name:   Rodolfo Henrique Fischer          Name:   Fernando Antonio Neves Lima
Title:  Executive Director                Title:  Managing Director


                                                            Reference: 1312297



                                                                UBS Warburg
                                                       100 Liverpool Street
                                                            London EC2M 2HR

UBS WARBURG IS A BUSINESS GROUP OF UBS AG
UBS AG is registered as a branch in England and Wales Branch No. BR004507 (A public company limited by shares, incorporated in Switzerland whose registered offices are at Aeschenvorstadt 1, CH-4051, Basel and Bahnhofstrasse 45, CH-8001 Zurich) Registered Address: 1 Finsbury Avenue London EC2M 2PP Regulated in the UK by the Securities and Futures
Authority. A member of the London Stock Exchange.




                                 TRANCHE 4

Date:                 1 September 2000

To:                   Banco Itau, S.A., Cayman Islands Branch ("Party B")

Attention:            Rodolfo Henrique Fischer
Fax No.:              55 11 237 2594

From:                 UBS AG, London Branch ("Party A")

Re:                   Share Option Transaction - UBS Ref : 1312297

------------------------------------------------------------------------------


Dear Sirs

The purpose of this communication is to confirm the terms and conditions of put options (each a "Put Transaction") and call options (each a "Call Transaction") entered into between us on the Trade Date specified below (the Put Transactions and the Call Transactions are hereinafter collectively referred to as the "Transactions"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement) (the "1991 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (as amended and supplemented by the 1998 ISDA Euro Definitions) all as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 23, 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Each party hereby agrees to make each payment specified in this Confirmation as being payable by it, not later than the due date in place of the account specified below (or as specified in writing to the other party at the address specified below), in freely transferable funds and in the manner customary for payments in the applicable currency.

CALL TRANSACTION

The following terms relate to the Call Transactions:

Option Type:                      Call

Seller:                           Party A

Buyer:                            Party B

Premium:                          USD00.00% of the Initial Price

Premium Payment Date:             The third Business Day after the Trade Date.

PUT TRANSACTION

The following terms relate to the Put Transactions:

Option Type:                      Put

Seller:                           Party B

Buyer:                            Party A

Premium:                          USD00.00% of the Initial Price.

Premium Payment Date:             The third Business Day after the Trade Date.


The remaining provisions of this Confirmation are applicable to both the Put Transactions and the Call Transactions.

Trade Date:                       29 August 2000 (time of execution
                                  available upon request)

Effective Date:                   1 September 2000

Option Style:                     European

Number of Options:                3,963,292

Option Entitlement:               One Share per Option

Initial Price:                    USD8.00

Strike Price:                     The Initial Price, as adjusted in
                                  accordance with this Confirmation.

Shares: Common stock (Bloomberg code: AOLA) of America Online Latin America, Inc (the "Issuer")

Exchange:                         NASDAQ National Market

Related Exchange:                 The principal options exchange (if any)
                                  with respect to the Shares

Calculation Agent:                Party A

PROCEDURE FOR EXERCISE

Expiration Time:                  16.00 hrs (local time in New York)

Expiration Date:                  29 August 2004

Automatic Exercise:               Applicable

Reference Price:                  The closing price per Share (without
                                  regard to any after-hours trading) on the Expiration Date, as determined by the Calculation Agent


SETTLEMENT TERMS

Physical Settlement:              Applicable; provided, however, that
                                  (subject to satisfaction of the
                                  "Conditions precedent to Cash
                                  Settlement") Party B may elect to cash
                                  settle the Transaction by giving notice
                                  to Party A of such election on a day (the
                                  "Election Date") no earlier than 60
                                  Business Days before, and no later than
                                  45 Business Days before, the Expiration
                                  Date.

Settlement Price:                 If Physical Settlement is applicable, the
                                  Settlement Price shall be the amount
                                  determined in accordance with Section
                                  2.1(g)(iii) of the Equity Definitions. If
                                  Cash Settlement is applicable, the
                                  Settlement Price shall be the price
                                  determined in accordance with Section
                                  4.4(b)(i) of the Equity Definitions.

Physical Settlement Date:         The Settlement Date shall be the date
                                  determined in accordance with Section 6.2 of the Equity Definitions.

Cash Settlement
Payment Date:                     If Cash Settlement is applicable, three
                                  Currency Business Days after the
                                  Valuation Date

Failure to Deliver:               Applicable

VALUATION FOR CASH SETTLEMENT

Valuation Time:                   At the close of trading on the Exchange.

Relevant Price:                   The last reported sale price on the
                                  Exchange as of the Valuation Time.

Averaging Dates:                  The Valuation Date and each of the thirty
                                  Exchange Business Days preceding the
                                  Valuation Date.

Averaging Date
Market Disruption:                Modified Postponement

ADJUSTMENTS

Method of Adjustment:             Calculation Agent Adjustment

Potential Adjustment Event:       Section 9.1(e)(iii) of the Equity
                                  Definitions is amended to read as
                                  follows:

                                  "(iii) any dividend declared by the
                                  Issuer"

EXTRAORDINARY EVENTS

Consequences of Merger Events:

(a)    Share-for-Share:           Alternative Obligation, provided that
                                  Cancellation and Payment will apply if
                                  the New Shares are NOT listed on a
                                  national securities exchange or quoted on the NASDAQ Stock Market.

(b)    Share-for-Other:           At Party A's sole discretion,
                                  Cancellation and Payment

(c)    Share-for-Combined:        At Party A's sole discretion,
                                  Cancellation and Payment

Nationalization or Insolvency:    Cancellation and Payment


ACCOUNT DETAILS

Account for payments to Party B:  (please advise)

ADDITIONAL TERMS

Structuring Fee:                  On each Structuring Fee Payment Date,
                                  Party B will pay Party A a Structuring
                                  Fee calculated in accordance with the
                                  following formula:

                                  [omitted and filed separately with the
                                   Securities and Exchange Commission]

Structuring Fee Payment Date:     The 29th day of each November, February,
                                  May and August, (commencing 29 November
                                  2000) (subject to adjustment in
                                  accordance with the Modified Following
                                  Business Day Convention).

Early Exercise:                   Party B may exercise one or more Call
                                  Transactions on or after 29 February 2001 in accordance with this Early Exercise provision:

                                  To exercise one or more Call Transactions pursuant to this Early Exercise provision, Party B must give Party A 30 Exchange Business Days prior irrevocable written notice (the "Early Exercise Notice") of Party B's election to exercise early. The notice should specify the early exercise date (the "Early Exercise Date") and the number of Call Transactions to be exercised early (the "Early Exercise Call Transactions"). Following such an election to exercise early, the Early Exercise Date shall be deemed to be the Expiration Date in respect of those Early Exercised Call Transactions and payment and delivery obligations calculated accordingly. In addition, on the Early Exercise Date, Party B must pay Party A an Early Exercise Fee calculated in accordance with the following formula:

                                  0.32% x Initial Price x number of Call
                                  Transactions exercised on the relevant
                                  Early Exercise Date.

                                  In addition, in respect of each Early
                                  Exercise, a pro-rata structuring fee
                                  calculated in accordance with the
                                  following formula is also payable by
                                  Party B in respect of the number of Call
                                  Transactions exercised on the relevant
                                  Early Exercise Date

                                  [omitted and filed separately with the
                                   Securities and Exchange Commission]

                                  where

                                  'Pro Rata Fraction' equals (the number of days which have elapsed from (but excluding) the Structuring Fee Payment Date immediately preceding the relevant Early Exercise Date to (and including) the relevant Early Exercise Date) / 360

Put and Call Correlation:         The early exercise of one or more Call
                                  Transactions automatically terminates a
                                  corresponding number of Put Transactions.

Representation on
Physical Settlement:              Upon the exercise of either the Call
                                  Transaction or the Put Transaction, for
                                  the purposes of Regulation S under the
                                  Securities Act of 1933, as amended (the
                                  "1933 Act"), Party B represents to Party
                                  A that Party B is not a "U.S. Person" as that term is defined in Regulation S under the 1933 Act.

Conditions precedent to,
Cash Settlement:                  Party B's right to elect Cash Settlement
                                  is subject to satisfaction of the
                                  following conditions precedent:

                                  1) As of the date Party B seeks to make
                                  such election, Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are, and on the Settlement Date will be, eligible for resale pursuant to Rule 144(k) of the 1933 Act; and

                                  2) Party B has no reason to believe that the Issuer does not meet the current public information requirements of Rule 144(c) of the 1933 Act. Party B will be deemed to have no reason to so believe by virtue of making an election to cash settle; and

                                  3) Party A determines in its sole
                                  discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are not subject to any restriction on transfer other than those arising under federal and state securities laws and any legend contained on the certificates evidencing such Shares.

Transfer:                         Neither party may transfer the
                                  Transaction, in whole or in part,
                                  directly or indirectly, without the prior written consent of the non-transferring party.

Party A Undertaking:              As required by Section 10.1(f)(iii) of
                                  the Registration Rights and Stockholders'
                                  Agreement dated August 11, 2000 between, among others, the Issuer and Banco Itau, S.A. (the "Registration Rights
                                  Agreement"), Party A agrees (A) to comply with the provisions of Section 10.1 of the Registration Rights Agreement and the restrictions contained in the Stock
                                  Subscription Agreement (as defined in the Registration Rights Agreement) with respect to all Shares subject to this Transaction, and to inform any transferee of any such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions, (B) to hold all such shares free and clear of all liens, claims and encumbrances of any kind or nature, other than those securing Party B's obligations under this Transaction, (C) not to assign or transfer this Transaction or any of its rights, duties or obligations thereunder other than in compliance with
                                  Section 10.1(f)(iii)(C) of the
                                  Registration Rights Agreement, (D) that
                                  the Issuer shall have a right to approve any proposed transferee of Shares or assignee of this Transaction or any of Party A's rights, duties or obligations thereunder, including without limitation any Affiliate (as defined in the Registration Rights Agreement) of Party
                                  A, such approval not to be withheld or
                                  delayed unreasonably. Party A represents that the Issuer is a third party beneficiary of this Party A Undertaking.

CREDIT SUPPORT

Credit Support Document:          The ISDA Credit Support Annex dated
                                  October 23, 1997, as amended from time to time, between Party A and Party B (the
                                  "Credit Support Annex"), together with
                                  the following elections and
                                  modifications:

                                  Nothing herein shall be construed as
                                  creating any obligation on Party B to
                                  post collateral in connection with any
                                  transaction other than this Transaction.
                                  For purposes of this Transaction only,
                                  for purposes of Paragraph 13 of the
                                  Credit Support Annex: 1. Party B shall
                                  deliver to Party A, on the Effective
                                  Date, as security for its obligations
                                  under this Transaction, an amount of USD cash equal to the Strike Price multiplied by the Number of Options. Party A shall deliver to Party B, on the Effective Date, as security for its obligations under this Transaction, a number of Shares equal to the Number of Options.

                                  EXPOSURE: means zero.
                                  CREDIT SUPPORT AMOUNT: means the
                                  Independent Amount.
                                  INDEPENDENT AMOUNT: in respect of Party A means, a number of Shares equal to the Number of Options; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options, PROVIDED THAT, in the event of an Early Exercise by Party B of one or more Call Transactions, the Independent Amount will be amended so that, as of the relevant Early Exercise Date the Independent Amount in respect of Party A will mean, a number of Shares equal the Number of Options outstanding and unexercised as of the Early Exercise Date; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options outstanding and unexercised as of the Early Exercise Date.
                                  ELIGIBLE COLLATERAL: in respect of Party
                                  A means, Shares; and in respect of Party
                                  B means, Cash.
                                  CUSTODIAN: Party B appoints UBS AG,
                                  Stamford Branch as its Custodian, to hold
                                  Posted Collateral for Party B.

                                  2. Voting Rights.
                                  Unless a Potential Event of Default or
                                  Event of Default shall have occurred and be continuing, Party B shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Shares held by or on behalf of Party B as Posted Collateral, and the Custodian shall, upon receiving a written request from Party B accompanied by a certificate of an authorized officer of Party B stating that no Potential Event of Default or Event of Default has occurred and is continuing, deliver to Party B or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Posted Collateral that is registered, or held through a securities intermediary, in the name of the Custodian or its nominee as shall be specified in such request and be in form and substance satisfactory to the Custodian.

                                  If a Potential Event of Default or Event of Default shall have occurred and be continuing, Party A shall have the right, to the extent permitted by law, and Party B shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Posted Collateral with the same force and effect as if Party A were the absolute and sole owner thereof.

                                  3. Interest Amounts. Paragraph 13(h) is
                                  deleted and replaced with,

                                  "Interest Amount. No Interest Amount will be paid on Posted Collateral held by Party A."

                                  4. The paragraph titled, "Agreement as to Single Secured Party and Pledgor" of Paragraph 13(m) is deleted".

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for that transaction):-

(A) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into that transaction and that such transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanation relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication, (written or oral) with the exception of the Agreement or the Confirmation, received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that transaction.

(B) Assessment And Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of that transaction. Each party is also capable of assuming and assumes, the risks of that transaction.

(C) Status of the Parties. Neither party is acting as a fiduciary or an adviser to the other in respect of that transaction.

         Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile
(+ 44 20 7568 9251) at your earliest convenience.


Yours faithfully,
UBS AG, London Branch


By: /s/ Ben Hunter                  By: /s/ S. Edmonston
    ---------------                     ----------------
Name:   Ben Hunter                  Name:   Sara Edmonston
Title:  Authorized Signatory        Title:  Director

Agreed and accepted with effect as of the date first written above

Banco Itau S.A., Cayman Islands Branch


By: /s/ Rodolfo Henrique Fischer          By: /s/ Fernando Antonio Neves Lima
    ----------------------------              -------------------------------
Name:   Rodolfo Henrique Fischer          Name:   Fernando Antonio Neves Lima
Title:  Executive Director                Title:  Managing Director


                                                       Reference: 1312296



                                                                UBS Warburg
                                                       100 Liverpool Street
                                                            London EC2M 2HR

UBS WARBURG IS A BUSINESS GROUP OF UBS AG UBS AG is registered as a branch in England and Wales Branch No. BR004507 (A public company limited by shares, incorporated in Switzerland whose registered offices are at Aeschenvorstadt 1, CH-4051, Basel and Bahnhofstrasse 45, CH-8001 Zurich) Registered Address: 1 Finsbury Avenue London EC2M 2PP Regulated in the UK by the Securities and Futures Authority. A member of the London Stock Exchange.




                                 TRANCHE 5

Date:                   1 September 2000

To:                     Banco Itau, S.A., Cayman Islands Branch
                        ("Party B")

Attention:              Rodolfo Henrique Fischer
Fax No.:                55 11 237 2594

From:                   UBS AG, London Branch ("Party A")

Re:                     Share Option Transaction - UBS Ref : 1312296

----------------------------------------------------------------------


Dear Sirs

The purpose of this communication is to confirm the terms and conditions of put options (each a "Put Transaction") and call options (each a "Call Transaction") entered into between us on the Trade Date specified below (the Put Transactions and the Call Transactions are hereinafter collectively referred to as the "Transactions"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions contained in the 1991 ISDA Definitions (as amended and supplemented by the 1998 Supplement) (the "1991 Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") (as amended and supplemented by the 1998 ISDA Euro Definitions) all as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 1991 Definitions, the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 23, 1997, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Each party hereby agrees to make each payment specified in this Confirmation as being payable by it, not later than the due date in place of the account specified below (or as specified in writing to the other party at the address specified below), in freely transferable funds and in the manner customary for payments in the applicable currency.

CALL TRANSACTION

The following terms relate to the Call Transactions:

Option Type:            Call

Seller:                 Party A

Buyer:                  Party B

Premium:                USD00.00% of the Initial Price

Premium Payment Date:   The third Business Day after the Trade Date.

PUT TRANSACTION

The following terms relate to the Put Transactions:

Option Type:            Put

Seller:                 Party B

Buyer:                  Party A

Premium:                USD00.00% of the Initial Price.

Premium Payment Date:   The third Business Day after the Trade Date.


The remaining provisions of this Confirmation are applicable to both the Put Transactions and the Call Transactions.

Trade Date:             29 August 2000 (time of execution available
                        upon request)

Effective Date:         1 September 2000

Option Style:           European

Number of Options:      1,980,459

Option Entitlement:     One Share per Option

Initial Price:          USD8.00

Strike Price:           The Initial Price, as adjusted in accordance with
                        this Confirmation.

Shares:                 Common stock (Bloomberg code: AOLA) of
                        America Online Latin America, Inc (the
                        "Issuer")

Exchange:               NASDAQ National Market

Related Exchange:       The principal options exchange (if any) with
                        respect to the Shares

Calculation Agent:      Party A

PROCEDURE FOR EXERCISE

Expiration Time:        16.00 hrs (local time in New York)

Expiration Date:        29 August 2005

Automatic Exercise:     Applicable

Reference Price:        The closing price per Share (without regard to any
                        after-hours trading) on the Expiration Date, as determined by the Calculation Agent

SETTLEMENT TERMS

Physical Settlement:    Applicable; provided, however, that (subject to
                        satisfaction of the "Conditions precedent to Cash
                        Settlement") Party B may elect to cash settle the Transaction by giving notice to Party A of such election on a day (the "Election Date") no earlier than 60 Business Days before, and no later than 45
                        Business Days before, the Expiration Date.

Settlement Price:       If Physical Settlement is applicable, the
                        Settlement Price shall be the amount determined in accordance with Section 2.1(g)(iii) of the Equity
                        Definitions. If Cash Settlement is applicable, the
                        Settlement Price shall be the price determined in accordance with Section 4.4(b)(i) of the Equity
                        Definitions.

Physical Settlement
Date: The Settlement Date shall be the date determined in accordance with Section 6.2 of the Equity
                        Definitions.

Cash Settlement
Payment Date:           If Cash Settlement is applicable, three Currency
                        Business Days after the Valuation Date

Failure to Deliver:     Applicable

VALUATION FOR CASH SETTLEMENT

Valuation Time:         At the close of trading on the Exchange.

Relevant Price:         The last reported sale price on the Exchange as of
                        the Valuation Time.

Averaging Dates:        The Valuation Date and each of the thirty Exchange
                        Business Days preceding the Valuation Date.

Averaging Date
Market Disruption:      Modified Postponement

ADJUSTMENTS

Method of Adjustment:   Calculation Agent Adjustment

Potential Adjustment
Event:                  Section 9.1(e)(iii) of the Equity
                        Definitions is amended to read as follows:

                        "(iii)any dividend declared by the Issuer"

EXTRAORDINARY EVENTS

Consequences of Merger Events:

(a) Share-for-Share:    Alternative Obligation, provided that Cancellation
                        and Payment will apply if the New Shares are NOT listed on a national securities exchange or quoted on the NASDAQ Stock Market.

(b) Share-for-Other:    At Party A's sole discretion, Cancellation
                        and Payment

(c) Share-for-Combined: At Party A's sole discretion, Cancellation and Payment

Nationalization or
Insolvency:             Cancellation and Payment


ACCOUNT DETAILS

Account for payments
to Party B:             (please advise)

ADDITIONAL TERMS

Structuring Fee:        On each Structuring Fee Payment Date, Party B will
                        pay Party A a Structuring Fee calculated in accordance with the following formula:

                        [omitted and filed separately with the Securities
                         and Exchange Commission]

Structuring Fee
Payment Date:           The 29th day of each November, February, May and
                        August, (commencing 29 November 2000) (subject to adjustment in accordance with the Modified
                        Following Business Day Convention).

Early Exercise:         Party B may exercise one or more Call Transactions
                        on or after 29 February 2001 in accordance with this Early Exercise provision:

                        To exercise one or more Call Transactions pursuant to this Early Exercise provision, Party B must give Party A 30 Exchange Business Days prior irrevocable written notice (the "Early Exercise Notice") of Party B's election to exercise early. The notice should specify the early exercise date (the "Early Exercise Date") and the number of Call Transactions to be exercised early (the "Early Exercise Call Transactions"). Following such an election to exercise early, the Early Exercise Date shall be deemed to be the Expiration Date in respect of those Early Exercised Call Transactions and payment and delivery obligations calculated accordingly. In addition, on the Early Exercise Date, Party B must pay Party A an Early Exercise Fee calculated in accordance with the following formula:

                        0.32% x Initial Price x number of Call Transactions exercised on the relevant Early Exercise Date.

                        In addition, in respect of each Early Exercise, a pro-rata structuring fee calculated in accordance with the following formula is also payable by Party B in respect of the number of Call Transactions exercised on the relevant Early Exercise Date

                        [omitted and filed separately with the Securities
                         and Exchange Commission]

                        where

                        'Pro Rata Fraction' equals (the number of days which have elapsed from (but excluding) the Structuring Fee Payment Date immediately preceding the relevant Early Exercise Date to (and including) the relevant Early Exercise Date) / 360

Put and Call
Correlation:            The early exercise of one or more Call
                        Transactions automatically terminates a
                        corresponding number of Put Transactions.


Representation on
Physical Settlement:    Upon the exercise of either the Call Transaction or
                        the Put Transaction, for the purposes of Regulation
                        S under the Securities Act of 1933, as amended (the
                        "1933 Act"), Party B represents to Party A that
                        Party B is not a "U.S. Person" as that term is defined in Regulation S under the 1933 Act.

Conditions precedent to,
Cash Settlement:        Party B's right to elect Cash Settlement is subject
                        to satisfaction of the following conditions precedent:

                        1) As of the date Party B seeks to make such election, Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are, and on the Settlement Date will be, eligible for resale pursuant to Rule 144(k) of the 1933 Act; and

                        2) Party B has no reason to believe that the Issuer does not meet the current public information requirements of Rule 144(c) of the 1933 Act. Party B will be deemed to have no reason to so believe by virtue of making an election to cash settle; and

                        3) Party A determines in its sole discretion that the Shares then owned by Party A (or any affiliate of Party A) in connection with its hedge for the Transaction, are not subject to any restriction on transfer other than those arising under federal and state securities laws and any legend contained on the certificates evidencing such Shares.

Transfer:               Neither party may transfer the Transaction, in
                        whole or in part, directly or indirectly, without the prior written consent of the non-transferring party.

Party A Undertaking:    As required by Section 10.1(f)(iii) of the
                        Registration Rights and Stockholders' Agreement dated August 11, 2000 between, among others, the Issuer and Banco Itau, S.A. (the "Registration
                        Rights Agreement"), Party A agrees (A) to comply with the provisions of Section 10.1 of the Registration Rights Agreement and the restrictions contained in the Stock Subscription Agreement (as defined in the Registration Rights Agreement) with respect to all Shares subject to this Transaction, and to inform any transferee of any such Shares in writing of the existence and exact nature of such restrictions and require any transferee to agree in writing to be bound by such restrictions, (B) to hold all such shares free and clear of all liens, claims and encumbrances of any kind or nature, other than those securing Party B's obligations under this Transaction, (C) not to assign or transfer this Transaction or any of its rights, duties or obligations thereunder other than in compliance with Section 10.1(f)(iii)(C) of the Registration Rights Agreement, (D) that the Issuer shall have a right to approve any proposed transferee of Shares or assignee of this Transaction or any of Party A's rights, duties or obligations thereunder, including without limitation any Affiliate (as defined in the Registration Rights Agreement) of Party A, such approval not to be withheld or delayed unreasonably. Party A represents that the Issuer is a third party beneficiary of this Party A
                        Undertaking.

CREDIT SUPPORT

Credit Support Document: The ISDA Credit Support Annex dated October 23, 1997, as amended from time to time, between Party A and Party B (the "Credit Support Annex"), together with the following elections and modifications:

                        Nothing herein shall be construed as creating any obligation on Party B to post collateral in connection with any transaction other than this Transaction. For purposes of this Transaction only, for purposes of Paragraph 13 of the Credit Support
                        Annex:
                        1. Party B shall deliver to Party A, on the Effective Date, as security for its obligations under this Transaction, an amount of USD cash equal to the Strike Price multiplied by the Number of Options. Party A shall deliver to Party B, on the Effective Date, as security for its obligations under this Transaction, a number of Shares equal to the Number of Options.

                        EXPOSURE: means zero.

                        CREDIT SUPPORT  AMOUNT:  means the Independent
                        Amount.

                        INDEPENDENT AMOUNT: in respect of Party A means, a number of Shares equal to the Number of Options; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options, PROVIDED THAT, in the event of an Early Exercise by Party B of one or more Call Transactions, the Independent Amount will be amended so that, as of the relevant Early Exercise Date the Independent Amount in respect of Party A will mean, a number of Shares equal the Number of Options outstanding and unexercised as of the Early Exercise Date; and in respect of Party B means, an amount of USD cash equal to the Strike Price multiplied by the Number of Options outstanding and unexercised as of the Early Exercise Date.

                        ELIGIBLE COLLATERAL: in respect of Party A means, Shares; and in respect of Party B means, Cash.

                        CUSTODIAN: Party B appoints UBS AG, Stamford Branch as its Custodian, to hold Posted Collateral for Party B.

                        2. Voting Rights.
                        Unless a Potential Event of Default or Event of Default shall have occurred and be continuing, Party B shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Shares held by or on behalf of Party B as Posted Collateral, and the Custodian shall, upon receiving a written request from Party B accompanied by a certificate of an authorized officer of Party B stating that no Potential Event of Default or Event of Default has occurred and is continuing, deliver to Party B or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Posted Collateral that is registered, or held through a securities intermediary, in the name of the Custodian or its nominee as shall be specified in such request and be in form and substance satisfactory to the Custodian.

                        If a Potential Event of Default or Event of Default shall have occurred and be continuing, Party A shall have the right, to the extent permitted by law, and Party B shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Posted Collateral with the same force and effect as if Party A were the absolute and sole owner thereof.

                        3. Interest Amounts. Paragraph 13(h) is deleted and replaced with,

                              "Interest Amount.  No Interest Amount
                        will be paid on Posted Collateral held by Party A."

                        4. The paragraph titled, "Agreement as to Single Secured Party and Pledgor" of Paragraph 13(m) is deleted".

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a transaction that (in the absence of a written agreement between the parties which expressly imposes affirmative obligations to the contrary for that transaction):-

(A) Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into that transaction and that such transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that transaction; it being understood that information and explanation relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication, (written or oral) with the exception of the Agreement or the Confirmation, received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that transaction.

(B) Assessment And Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of that transaction. Each party is also capable of assuming and assumes, the risks of that transaction.

(C) Status of the Parties. Neither party is acting as a fiduciary or an adviser to the other in respect of that transaction.

      Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile
(+ 44 20 7568 9251) at your earliest convenience.


Yours faithfully,
UBS AG, London Branch


By: /s/ Ben Hunter                  By: /s/ S. Edmonston
    ---------------                     ----------------
Name:   Ben Hunter                  Name:   Sara Edmonston
Title:  Authorized Signatory        Title:  Director

Agreed and accepted with effect as of the date first written above

Banco Itau S.A., Cayman Islands Branch


By: /s/ Rodolfo Henrique Fischer          By: /s/ Fernando Antonio Neves Lima
    ----------------------------              -------------------------------
Name:   Rodolfo Henrique Fischer          Name:   Fernando Antonio Neves Lima
Title:  Executive Director                Title:  Managing Director